PLAN OF REORGANIZATION


                                 by and among



                 MARINE POWER, INC., a Louisiana corporation,


                            W. E. ALLBRIGHT, JR.,


               HIREL TECHNOLOGIES, INC., a Florida corporation,


                                     and


                 HIREL HOLDINGS, INC., a Delaware corporation





                               January 22, 1997

                               TABLE OF CONTENTS


                                                                          Page
ARTICLE I....................................................................1
      RECITALS, EXHIBITS, SCHEDULES..........................................1

ARTICLE II...................................................................1
      TRANSFER OF ASSETS.....................................................1
          2.1  Transfer......................................................1
               --------
          2.2  Excluded Assets...............................................2
               ---------------
          2.3  Assumption of Liabilities.....................................2
               -------------------------
          2.4  Issuance of Stock; Transfer of Stock by Transferor. ..........2
               ---------------------------------------------------
          2.5  Escrowed and Contingent Stock.................................3
               -----------------------------
          2.6  Lock-up Agreements............................................4
               ------------------
          2.7  Registration of Stock; Price Protection.......................5
               ---------------------------------------
          2.8  Closing Date..................................................7
               ------------
          2.9  Qualification as Reorganization...............................7
               -------------------------------

ARTICLE III..................................................................7
      REPRESENTATIONS AND WARRANTIES OF TRANSFEROR AND ALLBRIGHT.............7
          3.1  Organization..................................................7
          3.2  Authority and Approval of Agreement...........................7
          3.3  No Violations.................................................8
          3.4  Financial Statements..........................................8
          3.5  Conduct Since Date of Unaudited Statements....................8
          3.6  Title to Assets...............................................9
          3.7  Lease of Real Property........................................9
          3.8  Environmental Matters........................................10
          3.9  Assets Required for Operation................................11
          3.10 Customers....................................................11
          3.11 Other Contracts..............................................11
          3.12 Books and Records............................................12
          3.13 Tax Returns..................................................12
          3.14 Taxes........................................................12
          3.15 Proceedings..................................................12
          3.16 Other Liabilities............................................12
          3.17 Permits......................................................12
          3.18 Consents.....................................................13
          3.19 Judgments....................................................13
          3.20 Brokerage Fees...............................................13
          3.21 Compliance with Laws.........................................13
         3.22 Labor Agreements, Employee Benefit Plans and Employment
               Agreements                                                   13

          3.23 Labor Disputes; Unfair Labor Practices.......................13
          3.24 Overtime, Back Wages, Vacation and Minimum Wages.............13
          3.25 Discrimination and Occupational Safety Statutes and
               Regulations                                                  14

          3.26 Employees, Contractors and Agents............................14
          3.27 Insurance....................................................14
          3.28 Related Parties Transactions.................................14
          3.29 Suppliers....................................................14
          3.30 Intangibles..................................................14
          3.31 Minute Book..................................................15
          3.32 Accounts.....................................................15
          3.33 Accounts Receivable..........................................15
          3.34 Accounts Payable.............................................15
          3.35 Improper Payments............................................15
          3.36 Private Placement............................................16
          3.37 Acknowledgment of High Risk and Restrictions on Transfer.....16
          3.38 Suitability..................................................16
          3.39 Access to Information........................................17
          3.40 No Advertising or Representations............................17
          3.41 Investment Intent............................................17
          3.42 Reliance on Representations..................................17

ARTICLE IV..................................................................18
      ACQUIROR'S REPRESENTATIONS AND WARRANTIES.............................18
          4.1  Organization.................................................18
               ------------
          4.2  Authority and Approval of Agreement..........................18
               -----------------------------------
          4.3  No Violations................................................18
               -------------
          4.4  Acquiror Disclosure Documents................................19
               -----------------------------
          4.5  Issuance of Stock............................................19
               -----------------
          4.6  Brokerage Fees...............................................19
               --------------
          4.7  Consents.....................................................19
               --------
          4.8  Full Disclosure..............................................19
               ---------------

ARTICLE V...................................................................19
      INTERPRETATION AND SURVIVAL OF REPRESENTATIONS AND
      WARRANTIES............................................................19
          5.1  Interpretation...............................................19
          5.2  Reliance by Acquiror.........................................20
          5.3  Survival.....................................................20

ARTICLE VI..................................................................20
      OBLIGATIONS PRIOR TO CLOSING..........................................20
          6.1  Conduct of the Corporation Pending Closing...................20
          6.2  Consents.....................................................21

          6.3  Investigation................................................21
               -------------
          6.4  Cooperation..................................................22
               -----------
          6.5  Notice of Developments.......................................22
               ----------------------
          6.6  Exclusivity..................................................22
               -----------
          6.7  Confidentiality..............................................22
               ---------------

ARTICLE VII.................................................................22
      CONDITIONS PRECEDENT TO ACQUIROR'S OBLIGATIONS........................22
          7.1  Representations and Warranties of the Transferor.............23
               ------------------------------------------------
          7.2  Performance of this Agreement................................23
               -----------------------------
          7.3  Absence of Proceedings.......................................23
               ----------------------
          7.4  Consents.....................................................23
               --------
          7.5  Good Standing Certificate....................................23
               -------------------------
          7.6  Material Adverse Change......................................23
               -----------------------
          7.7  Opinion of Counsel...........................................24
               ------------------
          7.8  Failure of Conditions........................................24
               ---------------------
          7.9  Employment Agreement.........................................24
               --------------------

ARTICLE VIII................................................................24
      CONDITIONS PRECEDENT TO THE TRANSFEROR'S OBLIGATIONS..................24
          8.1  Representations and Warranties of Acquiror...................24
               ------------------------------------------
          8.2  Performance of this Agreement................................24
               -----------------------------
          8.3  Absence of Proceedings.......................................24
               ----------------------
          8.4  Opinion of Counsel...........................................25
               ------------------
          8.5  Employment Agreement.........................................25
               --------------------

ARTICLE IX..................................................................25
      OBLIGATIONS AT CLOSING................................................25
          9.1  Obligations of the Transferor to Acquiror  at Closing........25
               -----------------------------------------------------
          9.2  Obligations of the Acquiror to the Transferor at Closing.....25
               --------------------------------------------------------

ARTICLE X...................................................................26
      TERMINATION AND REMEDIES..............................................26
          10.1 Termination on Default.......................................26
          10.2 Termination at Closing.......................................26
          10.3 Remedies Not Exclusive.......................................26

ARTICLE XI..................................................................26
      INDEMNIFICATION.......................................................26
          11.1 Obligation to Indemnify......................................26
          11.2 Defense of Actions...........................................27
          11.3 Notices and Payments.........................................27
          11.4 Other Rights and Remedies Not Affected.......................28

ARTICLE XII.................................................................28
      CONFIDENTIALITY AND COMPETITION.......................................28
          12.1 Confidential Information and Competition.....................28
          12.2 Injunction and Attorneys' Fees...............................29
          12.3 Reasonableness of Restrictions...............................29

ARTICLE XIII................................................................30
      MISCELLANEOUS.........................................................30
          13.1 Notices......................................................30
          13.2 Entire Agreement.............................................31
          13.3 Binding Effect; Assignment...................................31
          13.4 Amendment....................................................31
          13.5 No Waiver....................................................31
          13.6 Gender and Use of Singular and Plural........................31
          13.7 Counterparts.................................................31
          13.8 Headings.....................................................31
          13.9 Governing Law................................................32
          13.10Further Assurances...........................................32
          13.11Litigation...................................................32
          13.12Construction.................................................32


                                   EXHIBITS

Exhibit A Defined Terms....................................................A-1
Exhibit B Escrow Agreement.................................................B-1
Exhibit C Transferor's Opinion of Counsel..................................C-1
Exhibit D Employment Agreement.............................................D-1
Exhibit E Acquiror's Opinion of Counsel....................................E-1
Exhibit F Bill of Sale.....................................................F-1

                                   SCHEDULES

Schedule 2.1   Acquired Assets
Schedule 2.2   Excluded Assets
Schedule 2.3   Assumed Liabilities
Schedule 2.4   Group A Shareholders and Group B Shareholders
Schedule 3.1   Transferor's Subsidiaries
Schedule 3.4   Financial Statements
Schedule 3.5   Conduct since date of Financial Statements
Schedule 3.6   Encumbrances on Acquired Assets
Schedule 3.7   Leases and Subleases of Real Property
Schedule 3.10  Customers
Schedule 3.11  Other Contracts
Schedule 3.14  Taxes
Schedule 3.17  Permits
Schedule 3.22  Labor Agreements
Schedule 3.26  Employees, Contractors & Agents
Schedule 3.27  Insurance
Schedule 3.28  Transactions with Related Parties
Schedule 3.29  Suppliers
Schedule 3.30  Intangibles
Schedule 3.32  Accounts of Marine Power
Schedule 3.33  Accounts Receivable of Marine Power
Schedule 3.34  Accounts Payable of Marine Power

                            PLAN OF REORGANIZATION

      THIS PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of the 22nd day of January, 1997, by and among HIREL TECHNOLOGIES, INC., a Florida corporation ("Acquiror"), HIREL HOLDINGS, INC., a Delaware corporation ("Parent"), MARINE POWER, INC., a Louisiana corporation ("Transferor"), together with W. E. ALLBRIGHT, JR., President and CEO of Transferor and a shareholder in Transferor ("Allbright"), jointly and severally.

                             W I T N E S S E T H:

      WHEREAS, Transferor is engaged in the business of assembling, distributing, and selling marinized engines and components ("Business"); and

      WHEREAS, Acquiror is engaged in the development, production, and sale of internal combustion engine fuel injection systems, and Acquiror desires to establish a marine power subsidiary and engage in the Business; and

      WHEREAS, subject to the terms and conditions hereinafter set forth, Acquiror desires to acquire from Transferor and Transferor desires to transfer to Acquiror, all the Acquired Assets (as hereinafter defined), which constitute substantially all of the assets of Transferor, in exchange for the issuance of the Stock (as hereinafter defined).

      NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:

                                   ARTICLE I
                         RECITALS, EXHIBITS, SCHEDULES

      The foregoing recitals are true and correct and, together with the schedules and exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference. Certain capitalized terms used herein are defined in Exhibit A hereof.

                                  ARTICLE II
                              TRANSFER OF ASSETS

      2.1 Transfer. In exchange for the issuance of the Stock and the Contingent Stock (if issued pursuant to Section 2.5 hereof), and the assumption of the Assumed Liabilities, and subject to the terms and conditions hereof, at Closing, the Transferor shall contribute, transfer, convey and deliver to Acquiror, all the Acquired Assets, free and clear of all Encumbrances, other than the Assumed Liabilities. The term "Acquired Assets" shall mean all Assets that are owned by the Transferor or used in connection with the Business, including but not limited to the Assets identified in Schedule 2.1, excluding only the Excluded Assets. Without limiting the generality of the foregoing, the Acquired Assets shall include, but are not limited to, the following: (a) all Equipment identified on Schedule 2.1; (b) the Business as a going concern, including all Inventory on hand (wherever located); (c) all Contracts with the Transferor's customers, agents, contractors, and employees; (d) all Leases of Equipment identified on Schedule 2.1; (e) all Transferor's cash on hand or in bank accounts; (f) all Accounts Receivable of the Transferor or arising from the Business; (g) all prepaid and deferred items of Transferor including, but not limited to, prepaid rentals, insurance, unbilled charges, and deposits relating to the operations of Transferor; (h) all general business records of Transferor; (i) the Lease of Real Property consisting of the premises located at 17506 Marine Power Industrial Park, Ponchatoula, Louisiana ("Premises") as described in Schedule 2.1; and (j) all of Transferor's Intangibles identified in Schedule 2.1.

      2.2 Excluded Assets. The Acquired Assets exclude, and the Acquiror shall not purchase, the Assets of the Transferor identified on Schedule
 2.2 hereof.

      2.3 Assumption of Liabilities. At Closing, Acquiror shall assume the Transferor's Obligations only to the extent expressly identified on Schedule 2.3 hereof as being assumed by Acquiror hereunder (collectively, the "Assumed Liabilities"). Acquiror does not and will not assume, nor shall Acquiror be responsible for, any other Obligations of the Transferor, nor, as to any Assumed Liability, shall Acquiror be deemed to have any Obligation for, to cure, or to otherwise remedy, any breach, default or nonpayment of any Contract or Lease arising as a result of events occurring prior to the date hereof, or as to which any representation or warranty made pursuant to this Agreement is untrue, inaccurate or misleading in any respect.

      2.4   Issuance of Stock; Transfer of Stock by Transferor.

            (a) In exchange for the transfer of the Acquired Assets to Acquiror, at Closing, Parent shall issue to the Transferor One Hundred Sixty Thousand (160,000) shares of Common Stock ("Group A Stock"), and Two Hundred Thirty Thousand (230,000) shares of Common Stock ("Group B Stock"). All shares of the Group A Stock and Group B Stock, together with any additional shares of Common Stock to which the Transferor or its shareholders may be entitled under the provisions of Sections 2.5 or 2.7 hereof (collectively, the "Stock") shall be subject to the lock-up provisions of Section 2.6 hereof. The certificates evidencing the Stock shall bear the following legends:

                  The shares of common stock represented by this certificate are subject to a lock-up agreement between the holder of this certificate and the Company which restricts the transfer of the common stock represented by this certificate. The lock-up agreement is incorporated herein by reference. A copy of the lock-up agreement is available for inspection at the principal executive office of the Company.

                  These shares have not been registered under the Securities Act of 1933 or under any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or
            (2) an opinion of counsel (satisfactory to the Company) that such registration is not required.

            (b) Transferor hereby represents to Acquiror that the Transferor intends, at some point following the Closing, to distribute the Group A Stock to the "Group A Shareholders," as set forth on Schedule 2.4 hereto, and the Group B Stock to the "Group B Shareholders," as set forth on Schedule 2.4 hereto. Notwithstanding anything contained herein to the contrary, neither Acquiror nor Parent shall have any obligation to the Group A Shareholders or the Group B Shareholders with respect to the manner or timing of distributions of the Stock to such shareholders. Further, wheresoever within this Agreement there is any reference to any distributions by Parent or the "Escrow Agent" (as hereinafter defined) to the Group A Shareholders or the Group B Shareholders, or any rights of the Group A Shareholders or the Group B Shareholders with respect to the sale or transfer of shares released from the "lock-up" provisions of Section 2.7, such distributions or transfers shall be made based upon the percentages set forth on Schedule 2.4, or as the Group A Shareholders or the Group B
Shareholders shall otherwise unanimously agree in writing. The Group A Shareholders and the Group B Shareholders shall enter into the Joinder attached hereto agreeing to be bound by the provisions of Sections 2.4, 2.5, 2.6 and 2.7 of this Agreement.

      2.5   Escrowed and Contingent Stock.

            (a) At the Closing, 50,143 shares of Common Stock shall be deposited with Breazeale, Sachse & Wilson, L.L.P., as escrow agent ("Escrow Agent") pursuant to the Escrow Agreement attached hereto as Exhibit B ("Escrowed Stock"). Transferor shall deposit with Escrow Agent the Escrowed Stock from the Group A Stock, together with stock powers duly executed in blank. The Escrowed Stock shall be deemed to be owned by the Group A Shareholders, and the Group A Shareholders shall be entitled to exercise all voting rights with respect thereto and to any dividends earned thereon, unless and until such time as any such Escrowed Stock shall be distributed to the Group B Shareholders pursuant to the provisions of this Section 2.5. In the event of any conflicts between this Agreement and the Escrow Agreement, the terms of this Agreement shall apply. At the Closing, Parent shall reserve for issuance 50,000 shares of Common Stock ("Contingent Stock").

            (b) The Escrowed Stock and Contingent Stock shall be held and distributed on the following conditions:

                  (i) At such time as any shares of the Group B Stock are released from the "lock-up" provisions of Section 2.6 pursuant to Section 2.6(b) (such date being the "Calculation Date"), in the event that the average Market Price of the Common Stock for the thirty days prior to the Calculation Date is less than $7.50 per share, then (A) the Escrow Agent shall distribute to the Group B Shareholders a number of shares of the Escrowed Stock ("Released Escrowed Stock") equal to the original number of shares of Escrowed Stock multiplied by a fraction, the numerator of which is the number of shares of Group B Stock so released, and the denominator of which is 230,000 (rounded to the nearest whole share), and (B) Parent shall instruct its transfer agent to issue to the Group B Shareholders a number of shares of the Contingent Stock equal to 99.71% of the number of shares of the Released Escrowed Stock (rounded to the nearest whole share). In the event that the average Market Price of the Common Stock for the thirty days prior to the Calculation Date is equal to or greater than $7.50 per share, then (A) the Escrow Agent shall distribute the Released

Escrowed Stock to the Group A Shareholders (pro rata based upon the number of shares of Group A Stock they own), and (B) Parent shall release from reserve a number of shares of the Contingent Stock equal to 99.71% of the number of shares of the Released Escrowed Stock (rounded to the nearest whole share). In performing the calculations, the parties agree to cooperate in the methodology used in rounding the number of shares, and as of the final "Release Date" (as defined in Section 2.7(a) hereof), the total number of then remaining Escrowed Shares and Contingent Shares shall be transferred, issued or released, as the case may be, under this Section 2.5.

                  (ii) By way of example, assume that there are (A) 76,666 Released Shares as of the Group B First Release Date, and the average Market Price for the thirty days prior to that date is $8.00, and (B) 153,334 Released Shares as of the Group B Second Release Date and the average Market Price for the thirty days prior to that date is $6.00. As of the Group B First Release Date, there will be 16,714 shares of Released Escrowed Stock that are to be distributed to the Group A Shareholders (the same being 50,143 multiplied by a fraction, the numerator of which is 76,666 and the denominator of which is 230,000) and 16,666 shares of Contingent Stock that shall no longer be reserved pursuant to this Section 2.5 (the same being 99.71% of 16,714). As of the Group B Second Release Date, there will be 33,429 shares of Released Escrowed Stock that will be distributed to the Group B Shareholders (the same being 50,143 multiplied by a fraction, the numerator of which is 153,334 and the denominator of which is 230,000) and 33,334 shares of Contingent Stock that shall be issued to the Group B Shareholders (the same being 99.71% of 33,429, increased to 33,334 so that all of the Contingent Stock is issued or released pursuant to this Section 2.5).

                  (iii) The provisions of Section 2.7(b) shall not apply with respect to the Escrowed Stock or the Contingent Stock.

      2.6 Lock-up Agreements. As a material inducement to Parent and Acquiror to enter into this Agreement, the Transferor, for itself and any shareholders of Transferor to whom the Stock may be distributed (collectively the "Securityholders"), agree that they will not, without the prior written consent of Parent, which consent may be withheld in its sole discretion, directly or indirectly, sell, offer or contract to sell, grant an option to purchase, or otherwise transfer any of the Stock except as otherwise provided herein, or to the estate or heirs at law of such Securityholders who agree in writing to be bound by the restrictions set forth in this Section 2.6 as if they are a Securityholder. Any certificates evidencing the Stock will bear a legend reflecting the existence of this restriction.

            (a) The Securityholders, in the aggregate, may sell or transfer the number of shares of Group A Stock set forth below upon satisfaction of the conditions described herein without regard to the restrictions on sale set forth above: (i) 32,000 shares of Group A Stock after the date the Parent's audited financial statements for the Fiscal Year 1997 are released if the earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Business, together with all income and expenses of the fuel injection operations presently conducted by Acquiror (collectively the "Power Operations") as determined by the Parent's auditor in accordance with generally accepted accounting principles ("GAAP") for the 1997 Fiscal Year equals or exceeds $1,350,000; (ii) 32,000 shares of Group A Stock after the date the Parent's audited financial statements for Fiscal Year 1998 are released if the EBITDA of the Power Operations for such Fiscal Year equals or exceeds

$1,350,000; (iii) 32,000 shares of Group A Stock after the date the Parent's audited financial statements for Fiscal Year 1999 are released if the EBITDA of the Power Operations for such Fiscal Year equals or exceeds $1,350,000; (iv) 32,000 shares of Group A Stock after the date the Parent's audited financial statements for Fiscal Year 2000 are released if the EBITDA of the Power Operations for such Fiscal Year equals or exceeds $1,350,000; and (v) 32,000 shares of Group A Stock after the date the Parent's audited financial statements for Fiscal Year 2001 are released if the EBITDA of the Power Operations for such Fiscal Year equals or exceeds $1,350,000. In the event that any shares of the Group A Stock are not released as a result of the failure for the condition to be satisfied with respect to any particular fiscal period, then such shares shall be released from the restrictions on sale set forth in this Section 2.6 on the date the Parent's audited financial statements for Fiscal Year 2001 are released. For all purposes of this Agreement, in calculating EBITDA of the Power Operations, no general overhead of Parent shall be allocated to the Power Operations.

            (b) The Securityholders, in the aggregate, may sell or transfer the number of shares of Group B Stock set forth below upon satisfaction of the conditions described herein without regard to the restrictions on sale set forth above: (i) 76,666 shares of Group B Stock after the date the Parent's audited financial statements for the Fiscal Year 1997 are released ("Group B First Release Date") if the EBITDA of the Power Operations for such Fiscal Year equals or exceeds $1,350,000 ("Group B First Release Condition"); and (ii) 153,334 shares of Group B Stock after the date the Parent's audited financial statements for Fiscal Year 1998 are released ("Group B Second Release Date") if the EBITDA of the Power Operations for such Fiscal Year equals or exceeds $2,500,000 ("Group B Second Release Condition"). In the event that any shares of the Group B Stock are not released as a result of the failure for the condition to be satisfied with respect to any particular fiscal period, then such shares shall be released from the restrictions on sale set forth in this Section 2.6 on the date the Parent's audited financial statements for Fiscal Year 1999 are released ("Group B Third Release Date").

      2.7   Registration of Stock; Price Protection.

            (a) In the event that at the time of any release ("Release Date") of the restrictions on any of the Stock ("Released Shares") as provided in Section
2.6 hereof, such Released Shares (including for purposes of this subsection any released Escrowed Stock and any issued Contingent Stock), and any Additional Shares (as hereinafter defined) issued in connection with the Released Shares as hereinafter provided, may not be publicly sold pursuant to Rule 144 under the Securities Act, then Parent shall use its good faith efforts to prepare, file and pursue to effectiveness, prior to the sixtieth (60) day after such Release Date, a registration statement under the Securities Act registering the public resale of such Released Shares and Additional Shares, and to thereafter keep such registration effective until all such Released Shares and Additional shares have been sold pursuant thereto or until they may be publicly resold pursuant to Rule 144 or otherwise may be publicly resold without registration. Such registration shall be at Parent's expense, except underwriter's fees and commissions for the sale of any Released Shares or Additional Shares and the fees and disbursements of counsel to the holders of the Released Shares and Additional Shares shall be paid by the holders of the Released Shares and Additional Shares that are being registered. The obligation of the Parent to register the resale of the Stock pursuant to this Section 2.7 is subject to the Parent receiving the reasonable cooperation of, and cross-indemnity agreements in form and substance satisfactory to the Parent from, the holders of the Released Shares and Additional Shares.

            (b) Parent hereby agrees to grant to the Securityholders the following price protection ("Price Protection") with respect to the Stock. If the conditions set forth in subsection (i) with respect to the Group A Stock or subsection (ii) with respect to the Group B Stock are satisfied as of the respective Release Dates, and if the Market Price as of any Release Date is less than $5.00 per share, the Parent shall elect, by giving written notice ("Notice") to the Securityholders within ten (10) days of the Release Date, to either: (i) issue to the Securityholders additional shares ("Additional Shares) of Common Stock within thirty (30) days of the Release Date in an amount equal to the number obtained by dividing by the Market Price the product of: (a) the difference between $5.00 and the Market Price; multiplied by (b) the number of Released Shares; or (ii) offer to purchase ("Purchase Offer) the Released Shares within thirty (30) days of the Release Date for $5.00 per share. The Purchase Offer, if given by Parent, shall be deemed rejected by a Securityholder if such Securityholder does not give Parent written notice of such Securityholder's acceptance of the Purchase Offer within thirty (30) days after the date the Notice is given. The conditions to be satisfied are as follows:

                  (i) With respect to the Group A Stock, the Price Protection shall apply with respect to any shares of the Group A Stock released under the terms of Section 2.6(a) hereof, provided that the following shall apply: (A) with respect to any shares released in connection with the release of the audited financial statements for the 1997 Fiscal Year if the EBITDA for the Power Operations equals or exceeds $1,800,000, (B) with respect to any shares released in connection with the release of the audited financial statements for the 1998 Fiscal Year if the EBITDA for the Power Operations equals or exceeds $2,708,000, (C) with respect to any shares released in connection with the release of the audited financial statements for the 1999 Fiscal Year if the EBITDA for the Power Operations equals or exceeds $3,723,000, (D) with respect to any shares released in connection with the release of the audited financial statements for the 2000 Fiscal Year if the EBITDA for the Power Operations equals or exceeds $4,836,000, and (E) with respect to any shares released in connection with the release of the audited financial statements for the 2001 Fiscal Year if the EBITDA for the Power Operations equals or exceeds $5,499,000.

                  (ii) With respect to the Group B Stock, the Price Protection shall apply with respect to any shares of the Group B Stock released under the terms of Section 2.6(b) hereof, provided that the following shall apply: (A) with respect to any shares released in connection with the release of the audited financial statements for the 1997 Fiscal Year if the EBITDA for the Power Operations equals or exceeds $1,350,000, and (B) with respect to any shares released in connection with the release of the audited financial statements for the 1998 Fiscal Year if the EBITDA for the Power Operations equals or exceeds $2,500,000. In all events the Price Protection shall apply with respect to all of the shares of Group B Stock, without regard to earnings, as of the date of the release of the audited financial statements for the 1999 Fiscal Year.

      2.8 Closing Date. The closing of the transactions provided for herein ("Closing") shall take place at the offices of the law firm of Ruden, McClosky,
 Smith, Schuster & Russell, P.A., 200

East Broward Boulevard, Fort Lauderdale, Florida 33301 at 10:00 a.m. on January 22, 1996, or at such other date and time as may be mutually agreed upon in writing by Acquiror and Transferor ("Closing Date").

      2.9 Qualification as Reorganization. The parties hereto hereby agree that this transaction is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended ("C Reorganization"). Each of the parties agrees that it shall report the transaction as a C Reorganization on its respective federal income tax return, and shall cooperate to the extent reasonably necessary to complete all information reporting necessary in connection therewith.

                                  ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF TRANSFEROR AND ALLBRIGHT

      The Transferor and Allbright hereby make the following representations and warranties to Acquiror and Parent, each of which Transferor and Allbright represent to be true and correct on the date hereof and (except as the Transferor and Allbright may notify the Acquiror in writing prior to Closing) shall be deemed made again as of the Closing Date and represented by the Transferor and Allbright to be true and correct on the Closing Date:

      3.1 Organization. The Transferor is a corporation duly organized, validly existing and in good standing under the Laws of the State of Louisiana, and, except as set forth in Schedule 3.1 attached hereto, has no subsidiaries or interest in any other person, and is not required to be qualified or licensed as a foreign corporation in any jurisdiction in which the failure to be so qualified or licensed would have a material effect on Transferor. The Transferor has the full power and authority to own all its Assets and to conduct the Business as and where the Business is conducted. Accurate, current, and complete copies of the Articles of Incorporation and Bylaws of the Transferor and, if any, all fictitious name registrations of the Transferor have been, delivered to the Acquiror at or prior to the execution of this Agreement. The Transferor's Shareholders constitute all the shareholders of Transferor.

      3.2   Authority and Approval of Agreement.

            (a) The execution and delivery of this Agreement by the Transferor and the performance of all the Transferor's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of the Transferor pursuant to applicable Law, which included unanimous approval by its Board of Directors and all its shareholders, and said authorization and approval has not been altered, amended or revoked. Pursuant to said authorization and approval, the Transferor has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

            (b) This Agreement and each of the other documents, instruments and agreements executed by the Transferor or Allbright in connection herewith constitute the valid and legally binding agreements of such Person enforceable against such Person in accordance with its terms, except that:

(i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

      3.3 No Violations. The execution, delivery or performance of this Agreement or any other documents, instruments or agreements executed by the Transferor or the Allbright in connection herewith, and the consummation of the transactions contemplated hereby, do not and will not: (i) constitute a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of the Transferor, any provision of any Contract to which the Transferor or the Acquired Assets may be bound, any Judgment or any Law; or (ii) result in the creation or imposition of any Encumbrance upon, or give to any third person any interest in or right to, any of the Acquired Assets; or (iii) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any Permit or franchise granted or issued to, or otherwise held by or for the use of, the Transferor.

      3.4 Financial Statements. Attached hereto as Schedule 3.4 are financial statements of the Transferor ("Financial Statements"), including audited balance sheets and statements of operations for the fiscal years ended June 30, 1996 ("Audited Statements"), and an unaudited balance sheet and year-to-date statements of operations as of December 31, 1996 ("Unaudited Statements"). The Financial Statements are true, correct and complete, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and accurately reflect the Transferor's financial condition and the results of the Transferor's operations for the periods and as of the dates which they purport to cover. The Audited Statements were audited by the accounting firm of Legier and Materne.

      3.5   Conduct Since Date of Unaudited Statements.  Except as disclosed in
 Schedule 3.5 hereto, none of the following have occurred since the date of the Unaudited Statements:

            (a) Any change in the Acquired Assets, Obligations, Business, financial condition, prospects or operations of Transferor which individually or in the aggregate have had or may have any material adverse effect on the Acquired Assets, the Assumed Liabilities, or the Business, financial condition, prospects or operations of Transferor, nor are there any circumstances known to Transferor which might result in such change or such an effect;

            (b) Any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Acquired Assets or Business;

            (c) Any disposition, lease or Encumbrance of the Business, the Acquired Assets, or increase of indebtedness of or guaranteed by Transferor, other than in the ordinary course of business consistent with past practices; provided, however, that no such disposition, lease or Encumbrance, regardless of the consideration therefor, has been made between Transferor, and any of its shareholders, directors, officers, agents, contractors or employees (or any member of their respective families);

            (d) Any transaction entered into by Transferor other than in the ordinary course of business consistent with past practices;

            (e) Any notice received by Transferor of any actual or threatened labor dispute or any event or condition of any character which has had or can be reasonably be expected to have a material adverse effect on the Business, the Acquired Assets or the financial condition, operations or prospects of the Transferor;

            (f) Any change in the accounting principles followed by Transferor or the methods of applying such principles; or

            (g) Any Contract binding the Transferor to do or take any of the actions referred to in this Section 3.5.

      3.6 Title to Assets. Except as set forth in Schedule 3.6 hereto, the Transferor is the sole and unconditional owner of and has good, valid and marketable title to all the Acquired Assets, free and clear of all Encumbrances and there exists no restriction on the transfer or use of the Acquired Assets.
Schedule 3.6 hereto also includes an accurate, current and complete list of each lease or sublease of Equipment to which the Transferor is a party or by which the Transferor may be bound and a description of all Equipment leased under each such lease or sublease. All Equipment included in the Acquired Assets or leased by the Transferor, is in good working order and is free of any defects which might impair its usefulness, and is adequate and sufficient for all current operations of Transferor. There are no materially dangerous conditions with respect to any Purchased Asset. Upon the execution hereof, legal and beneficial ownership of the Acquired Assets will be vested in Acquiror free and clear of all Encumbrances except as set forth in Schedule 3.6 hereto.

      3.7 Lease of Real Property. The Transferor does not own and has never owned any Real Property. Schedule 3.7 hereto is an accurate, complete, current, and complete list of each lease or sublease of Real Property to which the Transferor is a party or by which the Transferor may be bound and a description of the Real Property leased thereunder. With respect to each lease or sublease described on Schedule 3.7 hereto: (i) the Transferor has been in peaceful possession of the property leased thereunder and neither Transferor nor the landlord (to the knowledge of Transferor) is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the lessee or lessor thereunder; and (iii) there exists no event, occurrence, condition, or act known to Transferor which upon notice or lapse of time would be or become a default thereunder. The Transferor has not violated or breached any provision of any such lease or sublease, and all Obligations required to be performed by the Transferor under any such lease or sublease have been fully and properly performed. Except as set forth on Schedule 3.7 hereto, no Consent of any Person is required under any such lease or sublease in order for such lease or sublease to continue to be valid and subsisting and entitle Transferor to remain in possession of the premises demised thereunder after the consummation of the transactions contemplated by this Agreement. At or prior to Closing, the lease of the Real Property shall be amended to provide that the term of the lease shall be for five years, with two five-year renewals in the discretion of the lessee (provided that the lessee is not then in default of the lease), and the lease payments shall increase each year by the lesser of 3% or one-half of the increase for the preceding year in the consumer price index.

      3.8   Environmental Matters.

            (a) The Transferor has obtained all Permits which are required in connection with the conduct of the Business under applicable Laws, and is in full compliance with all Laws, relating to pollution or protection of the environment including, but not limited to, Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, space water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Environmental Matters").

            (b) The Transferor is in full compliance in the conduct of the Business with all terms and conditions of the required Permits and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Laws or contained in any Judgment, notice or demand letter issued, entered, promulgated or approved thereunder.

            (c) The Transferor is not aware of, nor has the Transferor received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with those Laws or any Judgment, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any Proceeding, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

            (d) There is no civil, criminal or administrative Proceeding pending or threatened against the Transferor in connection with the conduct of the Business relating in any way to those laws, or injunctions, notice or demand letter issued, entered, promulgated or approved thereunder.

            (e) The Transferor agrees to cooperate with Acquiror in connection with Acquiror's application for the transfer, renewal or issuance of any Permits or its satisfaction of any regulatory requirements involving the Business.

      3.9 Assets Required for Operation. The Acquired Assets comprise all of the Assets used in or required for the operation of the Business in the manner and to the extent currently conducted. No Excluded Asset constitutes property or rights material to the Business. All of the Acquired Assets are located at the Premises.

      3.10 Customers. Attached as Schedule 3.10 is a accurate, current and complete list of the names of each of the Transferor's material customers as of date hereof, their addresses and telephone numbers. Schedule 3.10 also includes a copy of all Contracts with customers. The Transferor has not been notified nor does it have any reason to believe, that any customer of the Transferor will not continue to do business with Acquiror after the consummation of the transaction contemplated hereby as and to the extent such customer is currently doing business with the Transferor.

      3.11 Other Contracts. Schedule 3.11 hereto is an accurate, current and complete list and description of each of the Contracts to which the Transferor is a party or by which the Transferor or any of its Assets are bound, excluding any Contracts which are Excluded Assets. Each such Contract is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof. No party to any such Contract is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Except as set forth on Schedule 3.11 hereto, no Contract described on
Schedule 3.11 hereto: (a) is in excess of the normal, ordinary, usual, and current requirements of the Business, or provides for expenditures by the Transferor in excess of the current reasonable market price for the particular goods or services; (b) is a Contract: (i) that the Transferor knows or has reason to believe is likely to result in a loss to the Transferor; (ii) that is pursuant to terms or conditions which the Transferor cannot reasonably expect to satisfy or fulfill in their entirety; or (iii) that will not continue to be effective in accordance with its terms subsequent to the transaction contemplated hereby without additional consideration to or the consent or authorization of any third party to this Agreement; or (c) is not cancelable by the Transferor giving thirty (30) days notice or less, without liability, penalty or premium. Except as identified in Schedule 3.11 hereto, there are no outstanding offers, bids, proposals or quotations made by the Transferor which, if accepted, would create a Contract with the Transferor.

      3.12 Books and Records. The Transferor's books and records accurately reflect all of the Transferor's Assets, Obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which the Transferor is or was a party or by which the Transferor or any of its Assets are or were affected.

      3.13 Tax Returns. The Transferor has duly and timely filed with the appropriate governmental agencies all tax and other returns and reports required by any Law to be filed by it and all such returns and reports have been accurately prepared and properly completed. All such Tax Returns properly reflect all material liabilities of the Transferor for Taxes for the periods, property or events covered thereby. Accurate and complete copies of all such returns and reports filed by the Transferor during the past three (3) years have been delivered to Acquiror.

      3.14 Taxes. All Taxes due, owing and payable by the Transferor have been fully paid. No claim for any Tax due from or assessed against the Transferor is being contested. Except as set forth on Schedule 3.14 hereto, none of the Transferor's Tax returns or reports have been audited by the Internal Revenue Service or any state or local Tax authority, and the Transferor has not received any notice of deficiency or other adjustment from the Internal Revenue Service or any state or local Tax authority. There are no agreements, waivers, or other arrangements providing an extension of time with respect to the assessment of any Tax against the Transferor, nor are there any Tax Proceedings now pending or threatened against the Transferor. The Transferor has made all deposits required by Law, to be made with respect to employees' withholding and other employment taxes. No state of facts exists or has existed, nor has any event occurred, which would constitute grounds for the assessment of any further Tax against the Transferor.

      3.15 Proceedings. The Transferor is not a party to, the subject of, or threatened with any Proceeding nor, to the best of the Transferor's knowledge, is there any basis for any Proceeding. The Transferor is not contemplating the institution of any Proceeding.

      3.16 Other Liabilities. No claim of breach of Contract, tort, product liability or other claim (whether arising from the Transferor's Businesses or otherwise), contingent or otherwise, has been asserted or threatened against the Transferor nor, to the best of the Transferor's knowledge, is capable of being asserted by any employee, creditor, claimant or other Person against the Transferor, except for claims for warranty arising in the ordinary course of the business of Transferor. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any Person.

      3.17 Permits. Schedule 3.17 lists all Permits obtained by Transferor to operate the Businesses. The Transferor has obtained and presently hold all Permits which are required under applicable Law to conduct the Business as and where currently conducted. All such Permits are in effect, are included in the Acquired Assets and are transferable to Acquiror, and no Consent of any Person is required in connection with any such Permit for the transactions contemplated by this Agreement. The Transferor is not in default under, nor has it received any notice of any claim of default or any other notice with respect to, any such Permit.

      3.18 Consents. The execution, delivery and performance by the Transferor of this Agreement and the consummation by the Transferor of the transactions contemplated hereby do not require any Consent that has not been received prior to the date hereof.

      3.19 Judgments. There is no outstanding Judgment against the Transferor or against or affecting any of the Acquired Assets or the Business. There is no health or safety problem involving or affecting the Transferor or the Acquired Assets. There are no open workmen's compensation claims against the Transferor, or any contingent liability of the Transferor, or any other Obligation, fact or circumstance which would give rise to any right of indemnification on the part of any current or former shareholder, director, officer, employee or agent of the Transferor, or any heir or personal representative thereof, against the Transferor or any successor to the businesses of the Transferor.

      3.20 Brokerage Fees. There is no Person acting on behalf of the Transferor who is entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

      3.21 Compliance with Laws. The Transferor, and the Business is in full compliance with all Laws.

      3.22 Labor Agreements, Employee Benefit Plans and Employment Agreements. Except as reflected in Schedule 3.22 attached hereto, the Transferor is not a party to: (i) any union collective bargaining or similar agreement; (ii) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other Employee Benefit Plan, whether legally binding or not; (iii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, medical, hospitalization and life insurance and other insurance plans, or related benefits; or (iv) any employment agreement, severance agreement, noncompete agreement or other Contract with any of its employees.

      3.23 Labor Disputes; Unfair Labor Practices. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the Business or which may interfere with the continued operation of the Businesses. Neither the Transferor nor any agent, representative or management employee of the Transferor has committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or threatened any charge or complaint against the Transferor by the National Labor Relations Board or any representative thereof.

      3.24 Overtime, Back Wages, Vacation and Minimum Wages. No present or former employee of the Transferor has any claim (whether under federal or state Law, any employment agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current Fiscal Year, or (iv) any violation of any statute ordinance or regulation relating to minimum wages or maximum hours of work.

      3.25 Discrimination and Occupational Safety Statutes and Regulations. No Person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any Proceeding against the Transferor arising out of any Law relating to discrimination in employment or to employment practices or occupation safety and health standards.

      3.26 Employees, Contractors and Agents. Set forth on Schedule 3.26 annexed hereto is a complete list of the Transferor's employees, contractors and agents, their respective positions with the Transferor, and the compensation and all vacation and other benefits they are entitled to receive from the Transferor. Except as set forth on Schedule 3.26, Transferor has no reason to believe that any of Transferor's employees, contractors or agents will not continue their employment/service with Acquiror following the consummation of the transactions contemplated herein.

      3.27 Insurance. The Assets, Business and operations of the Transferor are insured under various policies of general liability and other forms of insurance, all of which are listed on Schedule 3.27. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which with the giving of notice or lapse of time, or both, would constitute a default thereunder. All premiums to date have been paid in full. The Transferor has not have been refused any insurance, nor has its coverage been limited, beyond the normal scope of policy limitations, by any insurance carrier to which they have applied for insurance or with which they have carried insurance during the past five (5) years.

      3.28 Related Parties Transactions. Schedule 3.28 sets forth a complete list of all contracts and business transactions between Transferor and any shareholders of Transferor, or between any officer, director or employee or the spouse of any officer, director or employee of any shareholder of Transferor.

      3.29 Suppliers. Schedule 3.29 sets forth a true, correct and complete list of the names and addresses of all of the Transferor's suppliers. None of such suppliers has notified Transferor that it intends to discontinue its relationship with Transferor or that it will not continue that relationship with Acquiror following the consummation of the transactions contemplated herein.

      3.30 Intangibles. Schedule 3.30 lists all patents, copyrights, trademarks and other Intangibles owned or used by Transferor (specifying, as to each, whether owned or licensed and, if the latter, the licensor). There are no Proceedings pending or threatened with respect to any Intangible owned or used by the Transferor. The Transferor has not granted any license to any other Person with respect to any Intangible. The Transferor does not infringe upon or unlawfully or wrongfully use any Intangible owned or claimed by any other Person. Except as reflected in Schedule 3.30, no present or former employee of the Transferor or any other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intangible which the Transferor owns, possesses or uses in the Business. The Transferor is not a party to a noncompetition, confidentiality or nondisclosure agreement, nor is any present or former employee of the Transferor a party to any such agreement, except for such agreements between Transferor and its employees set forth in
Schedule 3.26.

      3.31 Minute Book. The Transferor's minute book contains true and complete minutes and records of all meetings, proceedings, and other actions of its stockholders and directors from the date of its organization to the date hereof. The stock certificate books and stock transfer ledgers of the Transferor are true and complete and accurately reflect the stock ownership of the Transferor as of the date hereof.

      3.32 Accounts. Set forth on Schedule 3.32 attached hereto is an accurate and complete list showing (a) the name and address of each bank and brokerage firm in which the Transferor has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto; and (b) the names of all persons, if any, holding powers of attorney from the Transferor with respect to such bank or brokerage account and a summary statement of the terms thereof.

      3.33 Accounts Receivable. Schedule 3.33 contains a true and accurate aging schedule of all Accounts Receivable of the Transferor as of December 31, 1996. Except as disclosed on Schedule

3.33, (a) each Account Receivable represents a sale made in the ordinary course of business of the Transferor which arose pursuant to an enforceable written
Contract for a bona fide sale of goods or for services performed and the Transferor has performed all its obligations to produce the goods or perform the services to which such Account Receivable relates, and (b) to the best of Transferor's knowledge and belief, no Account Receivable is subject to any claim for reduction, counterclaim, setoff, recoupment or other claim for credit, allowances or adjustments by the obligor thereof. Except as reserved against in the Balance Sheet or as set forth on Schedule 3.33, all Accounts Receivable are collectible in full within the terms under which such Accounts Receivable arose.

      3.34 Accounts Payable. Schedule 3.34 hereto contains a true and accurate aging schedule of all accounts payable of the Transferor as of December 31, 1996. Except as disclosed on Schedule 3.34, (a) each account payable represents an obligation of the Transferor incurred in the ordinary course of the Business for goods sold to, or for bona fide services performed for, the Transferor; and
(b) no claim for reduction, counterclaim, setoff, recoupment or other claim for credit, allowances or adjustments has been made by the Transferor with respect to any such accounts payable.

      3.35 Improper Payments. Neither the Transferor, nor any of its current shareholders, directors, officers, or employees or agents, nor any Person acting on behalf of the Transferor, has directly or indirectly, made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment for business secured or special concessions already obtained for the benefit of Transferor. No funds or Assets of the Transferor were donated, loaned or made available directly or indirectly for the benefit of, or for the purpose of supporting or opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign. The Transferor has not maintained and does not maintain a bank account, or any other account of any kind, whether domestic or foreign, which account was not or is not reflected in the Transferor's corporate books and records, or which account was not listed, titled or identified in the name of the Transferor.

      3.36 Private Placement. Transferor and Allbright acknowledge and understand that the Stock being transferred by the Parent under this Agreement has not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any state, and the Stock are sold in reliance on exemptions from the registration requirements of the Securities Act and such laws (collectively, "Securities Laws"). The Stock has not been approved or disapproved by the Securities and Exchange Commission, any state securities commission, or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the Stock or the accuracy or adequacy of any information provided to the Transferor or the Transferor's Shareholders. Any representation to the contrary is unlawful.

            The Transferor and Allbright recognize and acknowledge that the reliance by the Acquiror and the Parent, and their respective shareholders, officers, and directors upon such exemptions from registration are, in part, based upon the accuracy of the representations made by Transferor and Allbright in Sections 3.36 through Sections 3.42.

      3.37 Acknowledgment of High Risk and Restrictions on Transfer. The Transferor and Allbright hereby acknowledge that they are each aware that: (a) The Stock is a speculative investment which involves a high degree of risk of loss of the Transferor's and the Transferor's Shareholders entire investment; and (b) there are substantial restrictions on the transferability of the Stock and the Transferor and any of its shareholders to whom the Stock may be distributed may be required to bear the financial risks of the Stock for an indefinite period of time. The Transferor represents and warrants that it and, to the best of its knowledge, its shareholders, each have adequate means of providing for their own individual current needs and possible contingencies and that they have no need for liquidity of the Stock.

            The Transferor understands that the Stock involves significant legal and tax consequences, and acknowledges that it and its shareholders have each been advised to seek independent professional legal and tax advice to carefully analyze the consequences, risks and merits of the Stock.

      3.38  Suitability.

            (a) Sophistication. The Transferor hereby represents and warrants that it and its shareholders are capable of evaluating the merits and risks of the Stock, because they are sophisticated investors by virtue of their numerous prior investments and have experience in investments similar in nature to the Stock, including investments in unlisted and unregistered securities, and have knowledge and experience in financial and business matters in general.

            (b) Direct Negotiations. The Transferor and Allbright each hereby acknowledge that the terms and conditions of the transfer of the Stock were determined through substantial negotiations between the Transferor and its shareholders and the Acquiror and Parent, and their respective officers, in the course of which the Transferor and its shareholders exercised sufficient economic leverage to assert and protect their respective interests.

      3.39 Access to Information. The Transferor and its shareholder's each hereby acknowledge and confirm that they have been given complete access to all documents, records, contracts and books of the Acquiror and Parent, all documents, records, contracts and books relating to the Stock, and that they have engaged in a complete examination of all such documents, records, contracts and books to the extent deemed necessary by the Transferor and its shareholders in reaching the decision to invest in the Parent. The Transferor further acknowledges and confirms that it and its shareholders have had an opportunity to ask questions of and receive answers from the executive officers of the Acquiror and the Parent concerning the Stock, the Acquiror, the Parent and their respective affairs and related matters and with respect to any other matter the Transferor or the Transferor's shareholders have deemed relevant, and all such inquiries have been completed to the Transferor's and each of the Transferor's Shareholder's satisfaction.

      3.40 No Advertising or Representations. The Transferor and Allbright each hereby represent and warrant that they are not acquiring the Stock as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, any seminar or any solicitation by a person not previously known to the Transferor or the Transferor's Shareholders. The Transferor and the Transferor's Shareholders each acknowledge and agree that no representations or warranties have been made to them by the Acquiror or the Parent, or any agent, employee or affiliate of the Acquiror or the Parent as to the Acquiror or the Parent, the Stock or its or their future financial performance, and in acquiring the Stock, the Transferor and the Transferor's Shareholders are not relying upon any representation or warranty that is not contained in the Acquiror Disclosure Documents.

      3.41 Investment Intent. The Transferor represents and warrants that it is acquiring the Stock solely for its own account for investment purposes only and not for distribution or resale to others, other than to its shareholders in accordance with the terms of this Agreement. Neither the Transferor nor its shareholders shall resell or offer to resell the Stock except in strict accordance with the applicable terms of the lock-up provisions of Section 2.6, and in compliance with all applicable Securities Laws.

      3.42 Reliance on Representations. The Transferor and Allbright understand that the Acquiror and the Parent, and their respective shareholders, officers and directors will be relying on the accuracy and completeness of all matters set forth in this Article III, and the Transferor and Allbright each represent and warrant to the Acquiror and the Parent, and their respective shareholders, officers and directors that:

            (a) The information, representations, warranties, acknowledgments and all other matters set forth herein are complete, true and correct and may be relied upon by them in determining whether the sale of the Stock to the Transferor is exempt from registration under the Securities Laws; and

            (b) The Transferor and Allbright will each notify them immediately of any change in any statement made herein that occurs prior to the closing of the purchase of the Stock.

                                  ARTICLE IV
                  ACQUIROR'S REPRESENTATIONS AND WARRANTIES

      Acquiror hereby makes the following representations and warranties to the Transferor, each of which Acquiror represents to be true and correct on the date hereof, and (except as the Acquiror may notify the Transferor in writing prior to Closing) shall be deemed made again as of the Closing Date and represented by the Acquiror to be true and correct on the Closing Date.

      4.1 Organization. Acquiror is a Florida corporation. Parent is a Delaware corporation. Acquiror and Parent each has been duly incorporated and organized and is validly existing and in good standing under the laws of the States of Florida and Delaware, respectively, and each has the full power and authority to own all its Assets and to conduct its business as and where its business is presently conducted.

      4.2   Authority and Approval of Agreement.

            (a) The execution and delivery of this Agreement by Acquiror and Parent and the performance of all Acquiror's and Parent's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of Acquiror and Parent pursuant to applicable Law. Acquiror and Parent each has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

            (b) This Agreement and each of the other documents, instruments and agreements executed by Acquiror or Parent in connection herewith constitute the valid and legally binding agreements of Acquiror and Parent, enforceable against Acquiror and Parent in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

      4.3 No Violations. The execution, delivery or performance of this Agreement or any other documents, instruments or agreements executed by the Acquiror or Parent in connection herewith, and the consummation of the transactions contemplated hereby, do not and will not constitute a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of the Acquiror or Parent, any provision of any Contract to which the Acquiror or Parent may be bound, any Judgment or any Law.

      4.4 Acquiror Disclosure Documents. Parent has filed all required forms, reports, statements, schedules and other documents with the SEC since July 22, 1996 (collectively, the "Acquiror Disclosure Documents"). Parent has furnished to the Transferor its Registration Statement on Form SB-2, File No.: 333-4686-A, including a final prospectus dated July 22, 1996 and the Exhibits to such Registration Statement, its Quarterly Reports on Form 10-Q for the periods ended June 30, 1996 and September 30, 1996, and the Exhibits thereto, all of which are part of the Acquiror Disclosure Documents. Each of such Acquiror Disclosure Documents, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act, and the Securities Exchange Act, and with the forms, rules and regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except where such non-compliance would not have a material adverse effect on the Acquiror.

      4.5 Issuance of Stock. The Stock to be issued pursuant to this Agreement is voting stock, and when issued, shall be validly issued and outstanding, fully paid and nonassessable.

      4.6 Brokerage Fees. There is no Person acting on behalf of the Acquiror who is entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

      4.7 Consents. The execution, delivery, and performance by Acquiror or Parent of this Agreement and the consummation by Acquiror and Parent of the transactions contemplated hereby do not require any Consent that has not been received prior to the date hereof.

      4.8 Full Disclosure. All the representations and warranties made by Acquiror herein or in any schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Acquiror, its agents or representatives are true and complete, and do not omit any information required to make the statements or information provided, in light of the transactions contemplated herein, true, complete and non-misleading.

                                   ARTICLE V
                        INTERPRETATION AND SURVIVAL OF
                        REPRESENTATIONS AND WARRANTIES

      5.1 Interpretation. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

      5.2 Reliance by Acquiror. Notwithstanding the right of Acquiror to investigate the Transferor, its Business and the Acquired Assets, and notwithstanding any knowledge of facts determined or determinable by them as a result of such investigation or right of investigation, Acquiror has the unqualified right to rely upon the representations and warranties made by the Transferor in this Agreement and in the Schedules attached hereto or pursuant hereto.

      5.3 Survival. All representations and warranties made in this Agreement or pursuant hereto shall survive the date hereof, the consummation of the transactions contemplated hereby, and any investigation.

                                  ARTICLE VI
                         OBLIGATIONS PRIOR TO CLOSING

      6.1 Conduct of the Corporation Pending Closing. During the period from the date hereof until the Closing Date, except with the express prior written consent of the Acquiror, the Transferor shall:

            (a) maintain its existence in good standing in the State of Louisiana and each other jurisdiction where it is required to be licensed or qualified as a foreign corporation;

            (b) duly and timely file all returns and reports required by any Law to be filed by the Transferor, promptly pay when due all Taxes assessed against the Transferor or any of its Assets, and conform to and fully comply with all the Laws pertaining to the Business;

            (c) conduct the Business in a good and diligent manner consistent with past practices, not make any change in its business practices and in good faith use its best efforts to preserve the Business intact, keeping available the services of its current officers, employees, salesmen, agents, and representatives, and maintain the goodwill of its suppliers, customers and other Persons having business relations with the Transferor;

            (d) maintain all tangible Assets of the Transferor in good working order and repair and conform to and fully comply with all terms and conditions pursuant to which any such Assets are held;

            (e) maintain in full force and effect all insurance policies and, if any of the Acquired Assets are damaged or destroyed by fire or other casualty, whether or not insured, the Transferor shall promptly proceed with the repair, restoration or replacement thereof;

            (f)   not alter or amend its Articles of Incorporation or Bylaws;

            (g) not increase the compensation or rate of compensation or extraordinary benefits payable or to become payable to, any of the Transferor's directors, officers, employees, salesmen, agents, or representatives or pay any of the foregoing Persons any bonus and not hire any new employees, agents or representatives, except to replace positions existing as of the date hereof at compensation comparable to that of the position being replaced, or otherwise make any material changes in any of Transferor's employment arrangements;

            (h) keep the Acquiror advised of all material aspects of the operation of the Business;

            (i) not adopt or enter into an Employee Benefit Plan or alter any existing Employee Benefit Plan, if any;

            (j) not create any Obligation for borrowed money and not make any loans or advances to, or assume, guarantee, endorse, or otherwise become liable with respect to any Obligation of, any Person, or commit for any capital expenditure whatsoever, or abandon or sell any of the Assets of the Transferor other than Inventory sold in the ordinary course of Business;

            (k) not perform or omit to perform any act which will cause a breach of or default under any Contract to which the Transferor is a party or by which the Transferor or its Assets may be bound and to take all action necessary to maintain the use and value of all Permits and Intangibles;

            (l)   not waive any right of material value; and

            (m) not take any action, or enter into any Contract which requires or commits the Transferor to take any action, which would be inconsistent with any of the foregoing provisions of this Section 6.1.

      6.2 Consents. Transferor shall obtain, on or before the Closing Date, all Consents required to consummate the transactions contemplated hereby, without causing any breach or failure of any warranty or representation made by the Transferor in this Agreement or pursuant hereto, and without causing any breach or default of any term or condition of this Agreement to be satisfied or performed by the Transferor.

      6.3 Investigation. From the date of this Agreement until Closing, unless this Agreement is terminated in accordance with Article X hereof, Transferor shall permit the Acquiror, its attorneys, accountants, and its other advisors, authorized representatives and agents full access to the Transferor and its business and properties during normal business hours to observe and investigate the Business and the Assets and Obligations of the Transferor, and to meet with the Transferor's officers, agents and contractors, and to audit, examine and copy all of the Transferor's files, books and records, and other documents and papers. Transferor shall furnish the Acquiror and his authorized representatives and agents with all information concerning the Transferor's Business, its Assets and Obligations, which they reasonably request.

      6.4 Cooperation. During the period from the date hereof until the Closing Date, the Transferor shall fully cooperate with the Acquiror and his authorized representatives and agents, and shall promptly execute and deliver all agreements, certificates, instruments, and documents and take such other actions as are reasonably requested by the Acquiror.

      6.5 Notice of Developments. Transferor shall give Acquiror prompt written notice of any material adverse development with respect to the Transferor that could cause any of Transferor's representations made in Article III hereof to be untrue or misleading. No disclosure made pursuant to this Section 6.5, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty or breach of contract so as to preclude Acquiror from exercising his right to terminate this Agreement pursuant to Article X hereof.

      6.6 Exclusivity. Transferor shall not: (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of the capital stock or other voting securities or any substantial proportion of the Assets of the Transferor including any acquisitions structured as a merger, consolidation or share exchange; and (b) participate in any discussions or negotiations regarding any information with respect to, assist or participate in or facilitate in any other manner, any effort or attempt by any Person to do or seek any of the foregoing. Allbright shall not vote the Stock in favor of any such acquisition structured as a merger, consolidation or share exchange. Transferor shall notify Acquiror in writing if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      6.7 Confidentiality. The parties each agree not to disclose or use for their own benefit or for the benefit of others, any confidential information of a special and unique nature and value affecting and relating to the Transferor, the Acquiror, or the Business that is disclosed to or otherwise acquired by either party in connection with this transaction, except for the purpose of Acquiror's and its representatives' and agents' evaluation of the transactions contemplated hereby or as may be required by Law, or in connection with any Proceeding arising in connection with this Agreement.

In the event of any breach or threatened breach by either party of this provision, the parties recognize that such breach could result in irreparable harm to the nonbreaching party and, accordingly, in such event the same remedies as are available to Acquiror pursuant to Section 12.2 hereof shall be available to the harmed party. Notwithstanding the foregoing, the Parent shall have the right to issue a public statement that this Agreement has been executed with respect to the acquisition of the Transferor, and to otherwise comply with its disclosure obligations under the Securities Laws.

                                 ARTICLE VII
                CONDITIONS PRECEDENT TO ACQUIROR'S OBLIGATIONS

      Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, Acquiror's obligations to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article VII, except to the extent that such satisfaction is waived in writing by Acquiror.

      7.1 Representations and Warranties of the Transferor. All representations and warranties made by the Transferor or Allbright in this Agreement and the Schedules hereto shall have been true and correct in all respects on the date of this Agreement, and shall be true and correct in all respects on the Closing Date as though such representations and warranties were again made, without exception or deviation, on the Closing Date.

      7.2 Performance of this Agreement. Transferor and Allbright shall have duly performed or complied with all of their covenants and obligations under this Agreement that are to be performed or complied with by the Transferor and/or Allbright on or prior to the Closing Date.

      7.3 Absence of Proceedings. No Proceeding shall have been instituted or threatened on or before the Closing Date by any Person, the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement, or which had or could have a material adverse effect on the Business or the Acquired Assets.

      7.4 Consents. Transferor shall deliver to Acquiror, all Consents, in form and substance reasonably acceptable to Acquiror, as the Acquiror reasonably deems required under any of the Transferor's Contracts or Permits as a result of the sale of the Acquired Assets to Acquiror and the other transactions contemplated under this Agreement. As of the date of this Agreement, Acquiror agrees that the Consents consist of consents from Acadian Bank, General Motors, and AA Land Development, Inc. Transferor shall be responsible to pay for all costs and expenses incurred in obtaining all such Consents. Included specifically in the foregoing shall be consents from all lessors of Real Property to Transferor, if any, together with estoppel letters from such lessors, in form reasonably acceptable to Acquiror, acknowledging that each applicable lease is in full force and effect, all rent and other payments due thereunder have been paid and no event of default has occurred.

      7.5 Good Standing Certificate. Transferor shall deliver to Acquiror a Good Standing Certificate , certifying that the Transferor is duly qualified and is currently in good standing under the laws of the State of Louisiana, dated no earlier than five (5) days before the Closing Date.

      7.6 Material Adverse Change. There shall have not occurred any material adverse change, actual or threatened, for whatever reason, in any of the Acquired Assets, the Business or its financial condition or otherwise, or in the results of operations of the Transferor, including, but not limited to any casualty loss, whether or not covered by insurance.

      7.7 Opinion of Counsel. At Closing, Transferor shall deliver an opinion of counsel rendered to Acquiror, in form, substance, and by a law firm reasonably acceptable to Acquiror, and its counsel, as to the matters set forth in Exhibit C attached hereto.

      7.8 Failure of Conditions. In the event any of the conditions set forth in this Agreement are not satisfied or waived in writing by the Acquiror on or before the Closing Date, the Acquiror shall have the right to terminate this Agreement whereupon the parties shall be relieved of all further obligations to the other except for remedies provided in this Agreement against Transferor for breach of its covenants, representations or warranties set forth in this Agreement. The Transferor hereby represents and warrants to the Acquiror that it understands that some or all of the conditions may not be satisfied by Transferor or waived by the Acquiror and the Acquiror shall have the right, in his sole discretion, to terminate this Agreement as a result thereof and the Transferor hereby assumes the risk that the Acquiror may elect to terminate this Agreement and is hereby estopped from objecting to and waives any action against the Acquiror for the Acquiror's election to terminate this Agreement as a result of any condition precedent not being satisfied or waived in writing by the Acquiror, or pursuant to Section 10.3 of this Agreement.

      7.9 Employment Agreement. W.E. Allbright, Jr., President of Transferor, shall have executed and delivered to Acquiror an Employment Agreement with Acquiror in the form of Exhibit D ("Employment Agreement").

                                 ARTICLE VIII
             CONDITIONS PRECEDENT TO THE TRANSFEROR'S OBLIGATIONS

      Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, the Transferor's obligation to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article VIII, except to the extent that such satisfaction is waived by Transferor in writing.

      8.1 Representations and Warranties of Acquiror. All representations and warranties of Acquiror contained in this Agreement and any Schedules hereto shall have been true and correct in all respects on the date of this Agreement, and shall be true and correct in all respects on the Closing Date as though such representations and warranties were again made, without exception or deviation, on the Closing Date.

      8.2 Performance of this Agreement. Acquiror shall have duly performed or complied with all of the covenants and obligations under this Agreement to be performed or complied with by him on or prior to the Closing Date.

      8.3 Absence of Proceedings. No Proceeding shall have been instituted or threatened on or before the Closing Date by any Person against Acquiror the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement.

      8.4 Opinion of Counsel. At Closing, Acquiror shall deliver an opinion of counsel rendered to Transferor, in form, substance, and by a law firm reasonably acceptable to Transferor, and its counsel, as to the matters set forth in Exhibit E attached hereto.

      8.5   Employment Agreement.Acquiror shall have executed and delivered to
 W. E. Allbright, Jr. the Employment Agreement.

                                  ARTICLE IX
                            OBLIGATIONS AT CLOSING

      9.1 Obligations of the Transferor to Acquiror at Closing. The Transferor hereby covenants and agrees to deliver or cause to be delivered to Acquiror, at Closing, the following:

            (a)   The Acquired Assets, subject to the Encumbrances set forth on
                  Schedule 2.3;

            (b) A duly executed Bill of Sale in the form of Exhibit F attached hereto;

            (c)   All Consents referred to in Section 7.4 of this Agreement;

            (d) The Good Standing Certificate referred to in Section 7.5 of this Agreement;

            (e) A certificate signed by the President of Transferor, dated the Closing Date, certifying that (a) all of the terms and conditions of this Agreement to be satisfied or performed by it on or before the Closing Date have been satisfied or performed; (b) all the representations and warranties of Transferor made herein are true, correct and complete in all respects; (c) no Proceedings have been instituted or, to the best of such President's knowledge, threatened on or before the Closing Date by any Person, the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement, or which had or could have a material adverse effect on its business; and (d) there has not been any material adverse change in or affecting it between the date of this Agreement and the Closing Date;

            (f)   The opinion of counsel referred to in Section 7.7 of this
                    Agreement; and

            (g) Such other documents and instruments as counsel to Acquiror may reasonably request including, without limitation, such documents as necessary to convey to Acquiror all rights to the Acquired Assets.

      9.2 Obligations of the Acquiror to the Transferor at Closing. The Acquiror hereby covenants and agrees to deliver or cause to be delivered to Transferor, at Closing, the following:

            (a)   The Stock, as represented by duly executed stock certificates;

            (b)   The opinion of counsel referred to in Section 8.4 of this
                   Agreement; and

            (c)   Such other documents and instruments as counsel to Transferor may reasonably request.

                                  ARTICLE X
                           TERMINATION AND REMEDIES

      10.1 Termination on Default. If, prior to the Closing Date, a party hereto shall materially breach or default in the full and timely performance and satisfaction of any of his representations and warranties or obligations under this Agreement, and such breach or default is not cured on or before the fifth
(5th) day after the date notice is given by the nondefaulting party to the defaulting party specifying the nature of such breach or default (or on or before the Closing Date if sooner), then the nondefaulting party may terminate this Agreement immediately upon notice to the defaulting party.

      10.2 Termination at Closing. If any of the conditions set forth in Article VII hereof are not satisfied as of the Closing Date, then Acquiror may terminate this Agreement by notifying the Transferor in writing on the Closing Date. If any of the conditions set forth in Article VIII hereof are not satisfied as of the Closing Date, then the Transferor may terminate this Agreement by notifying Acquiror in writing on the Closing Date.

      10.3 Remedies Not Exclusive. The rights and remedies of the parties pursuant to this Article X are not exclusive, and are in addition to all other rights and remedies which they may have at law or in equity, and may be exercised in any manner, order or combination.

                                  ARTICLE XI
                                INDEMNIFICATION

      11.1  Obligation to Indemnify.

            (a) In addition to, and not in lieu of, any right or remedy available to Acquiror at law or in equity, the Transferor hereby indemnifies and holds harmless Acquiror and Parent, from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including without limitation reasonable attorneys' fees, paralegals' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

                  (i) Any misrepresentation, breach or failure of any warranty or representation made by the Transferor or Allbright in this Agreement or pursuant hereto;

                  (ii)  Any failure or refusal by the Transferor to satisfy or perform any
                     covenant or agreement in this Agreement; and

                  (iii) Any claim, Obligation of or Judgment against Transferor or affecting the Acquired Assets arising, or arising from facts or circumstances occurring, prior to the date hereof including, but not limited to, any Taxes or Environmental Matters, excluding only the Assumed Liabilities.

                  Any shares of Common Stock transfered by Transferor shall be transferred subject to the foregoing indemnified matters.

            (b) In addition to, and not in lieu of, any right or remedy available to Transferor at law or in equity, the Acquiror hereby indemnifies and holds harmless (1) Transferor, (2) Allbright, (3) the Securityholders, and (4) with respect to any Obligations of Transferor in favor of Acadian Bank, Commercial Marine, Inc., from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including without limitation reasonable attorneys' fees, paralegals' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any of the Assumed Liabilities.

            (c) For the remaining provisions of this Article XI, the party seeking indemnification shall be referred to as the "Indemnified Party," and the party against whom such indemnity is sought shall be the "Indemnifying Party."

      11.2 Defense of Actions. The Indemnifying Party shall be solely responsible, at its expense, for litigating, defending or otherwise attempting to resolve any Proceeding against which the Indemnified Party is indemnified under this Article XI, except that: (i) the Indemnified Party shall have the right to participate in the defense of any such Proceeding at the Indemnified Party's expense and through counsel of the Indemnified Party's choice; (ii) the Indemnified Party may at its option, defend or otherwise attempt to resolve, or cause the Indemnifying Party to defend or otherwise attempt to resolve, any Proceeding against which the Indemnified Party is indemnified under this Article XI if the Indemnifying Party does not promptly and diligently defend or otherwise attempt to resolve any such Proceeding or if the Indemnified Party, in good faith, believes that the defense or resolution of such proceeding might adversely affect its relations with a customer or supplier, in which event the Indemnifying Party shall continue to be obligated to indemnify the Indemnified Party hereunder in connection with such Proceedings; and (iii) the Indemnifying Party shall not agree to any settlement without the Indemnified Party's express prior written consent which shall not be unreasonably withheld.

      11.3 Notices and Payments. With respect to each separate matter or series of matters against which the Indemnified Party is indemnified under this Article
XI:

            (a) Upon the Indemnified Party's receipt of written documents pertaining to the Proceeding underlying such matter or series of matters, or, if such matter or series of matters does not involve a third party claim, after the Indemnified Party first learning of such matter or series of matters and the amount demanded or claimed in connection therewith, the Indemnified Party shall give notice to the Indemnifying Party of such documents and information as it shall have so received.

            (b) After a final agreement is reached or a final Judgment is rendered with respect to such matter or series of matters or the amount owing by the Indemnifying Party pursuant to this Article XI as a result of such matter or series of matters is otherwise determinable in whole or in part, the Indemnified Party shall give notice to the Indemnifying Party of the amount owing by the Indemnifying Party ("Indemnification Amount") with respect to such matter or series of matters ("Indemnification Payment Notice").

            (c) The Indemnifying Party shall pay the Indemnified Party the Indemnification Amount within ten (10) days of the date the Indemnification Notice is given.

      11.4 Other Rights and Remedies Not Affected. The indemnification rights of the Indemnified Party under this Article XI are independent of and in addition to such rights and remedies as the Indemnified Party may have at law or in equity or otherwise for any misrepresentations breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto.

                                  ARTICLE XII
                        CONFIDENTIALITY AND COMPETITION

      12.1  Confidential Information and Competition.

            (a) Confidential Information. The Transferor and Allbright, jointly and severally, (collectively, the "Covenantors") hereby acknowledge that they will or may be making use of, acquiring and adding to confidential information of a special and unique nature and value affecting and relating to the Acquiror and Parent (collectively "Hirel") and their operations, including, but not limited to, Hirel's business, the identity of Hirel's customers and suppliers, prices paid by Hirel for inventory, their business practices, marketing strategies, expansion plans, Hirel's contracts, business records and other records, Hirel's trade secrets, inventions, techniques used in Hirel's business, know-how and technologies, whether or not patentable, and other similar information relating to Hirel and the Hirel's business (all the foregoing regardless of whether same was known to the Covenantors prior to the date hereof or is or becomes known to third parties is hereinafter referred to collectively as "Confidential Information"). The Covenantors further recognize and acknowledge that all Confidential Information is the exclusive property of Hirel, is material and confidential, and greatly affects the legitimate business interests, goodwill and effective and successful conduct of the business of Hirel, as well as Hirel's subsequent conduct of the Business. Accordingly, the Covenantors hereby covenant and agree that they will use the Confidential Information only for the benefit of Hirel and shall not at any time, directly or indirectly, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever, or use any Confidential Information for their own benefit or for the benefit of others.

            (b) Non-Competition. The parties hereto hereby acknowledge and agree that the Acquiror would suffer irreparable injury if the Covenantors compete with the Acquiror. As a material inducement to the Acquiror to enter into this Agreement, the Covenantors hereby covenant and agree that the Covenantors shall not, unless the Acquiror and its successors and assigns shall cease to engage in the Business:

                  (i) during the period beginning on the date hereof and continuing until one (1) year following the date hereof, directly or indirectly, operate, organize, maintain, establish, manage, own, participate in, or in any manner whatsoever, individually or through any corporation, firm or organization of which the Covenantors shall be affiliated in any manner whatsoever, have any interest in, whether as owner, operator, partner, stockholder, director, trustee, officer, lender, employee, principal, agent, consultant or otherwise, any other business or venture in any county or city anywhere in the world where the Acquiror does business, which engages in the Business or is otherwise in competition with the Acquiror or any assigns of the Acquiror, unless such activity shall have been previously agreed to in writing by the Acquiror and its successors and assigns;

                  (ii) during the period beginning on the date hereof and continuing until three (3) years following the date hereof, directly or indirectly, divert business from the Acquiror or its successors or assigns, or solicit business from, divert the business of, or attempt to convert to other methods of using the same or similar services as are provided by the Acquiror, any client or account of the Acquiror; or

                  (iii) during the period beginning on the date hereof and continuing until three (3) years following the date hereof, directly or indirectly, solicit for employment, employ or otherwise engage the services of, any employees or consultants of the Acquiror or its successors or assigns.

            The covenants set forth in this Section 12.1 are in addition to and not in lieu of any other non-competition agreement to which the Acquiror and the Covenantors are parties.

      12.2 Injunction and Attorneys' Fees. In view of the irreparable injury to the Acquiror that would result from a breach or threatened breach by the Covenantors of the covenants or agreements under Sections 12.1 hereof, and because there is not an adequate remedy at law to protect the Acquiror from the ongoing breach of those covenants, the Acquiror shall have the right to receive, and the Covenantors hereby consent to the issuance of, a permanent injunction enjoining the Covenantors from any violation of the covenants set forth in
Section 12.1 hereof. The Covenantors acknowledge that a permanent injunction is an appropriate remedy for such a breach or threatened breach. These remedies shall be in addition to and not in limitation of any other rights or remedies to which the Acquiror is or may be entitled at law or in equity under this Agreement. The Covenantors further agree that in the event the Acquiror incurs any fees or costs in order to enforce the provisions of Section 12.1 hereof and the Acquiror prevails in such enforcement, the Covenantors shall pay all fees and costs so incurred by the Acquiror, including, but not limited to, reasonable attorneys' and paralegals' fees.

      12.3 Reasonableness of Restrictions. The Covenantors have carefully read and considered the provisions of Sections 12.1 and 12.2 hereof and, having done so, agree that the covenants set forth in those sections are fair and reasonable and are reasonably required to protect the legitimate business interests of the Acquiror. The Covenantors agree that the covenants set forth in Sections 12.1 and 12.2 hereof do not unreasonably impair the ability of the Covenantors to conduct any unrelated business or to find gainful work in their respective fields. The parties hereto agree that if a court of competent jurisdiction holds any of the covenants set forth in Sections 12.1 unenforceable, the court shall substitute an enforceable covenant that preserves, to the maximum lawful extent, the scope, duration and all other aspects of the covenant deemed unenforceable, and that the covenant substituted by the court shall be immediately enforceable against the Covenantors. The foregoing shall not be deemed to affect the right of the parties hereto to appeal any decision by a court concerning this Agreement. The provisions of Sections 12.1, 12.2 and 12.3 hereof shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.

                                 ARTICLE XIII
                                 MISCELLANEOUS

      13.1 Notices. All notices, demands and other communications given hereunder shall be in writing and shall be deemed to have been duly given: (a) upon hand delivery thereof, (b) upon telefax and written confirmation of receipt, (c) upon receipt of any overnight deliveries, or (d) on the third (3rd) business day after mailing United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below, or at such other address, or to such other person and at such address for that person, as any party shall designate in writing to the other parties for such purpose in the manner hereinabove set forth:

      If to the Transferor:   Marine Power, Inc.
                              17506 Marine Power Industrial Park
                              Ponchatoula, Louisiana 70454

      If to Allbright:        W. E. Allbright, Jr.
                              17506 Marine Power Industrial Park
                              Ponchatoula, Louisiana 70454

      If to Acquiror:         Hirel Technologies, Inc.
                              650 S.W. 16th Terrace
                              Pompano Beach, Florida 33069
                              Attn: Gregory Fenech, President

      With a copy to:         Ruden, McClosky, Smith, Schuster & Russell, P.A.
                              200 East Broward Boulevard
                              15th Floor
                              Ft. Lauderdale, Florida 33301
                              Attn: Thomas O. Katz, Esq.

      If to Parent:           Hirel Holdings, Inc.
                              650 S.W. 16th Terrace
                              Pompano Beach, Florida 33069
                              Attn: Vincent Montelione, President

      With a copy to:         Ruden, McClosky, Smith, Schuster & Russell, P.A.

                              200 East Broward Boulevard
                              15th Floor
                              Ft. Lauderdale, Florida 33301
                              Attn: Thomas O. Katz, Esq.


      13.2 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

      13.3 Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

      13.4 Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

      13.5 No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

      13.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

      13.7 Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

      13.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

      13.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

      13.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

      13.11 Litigation. If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees and all sales tax thereon, and all court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

      13.12 Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the parties hereto and their respective agents and legal counsel have participated in the preparation hereto.



                     [This Area Left Intentionally Blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

                                         ACQUIROR:

                      HIREL TECHNOLOGIES, INC., a Florida
                                        corporation


____________________________             By:________________________________
                                             Vincent Montelione, Vice-President
----------------------------

                                          PARENT:

                        HIREL HOLDINGS, INC., a Delaware
                                          corporation


____________________________              By:________________________________
                                                Vincent Montelione, President
----------------------------

                                          TRANSFEROR:

                                          MARINE POWER, INC., a
                                          Louisiana corporation


____________________________              By:________________________________
                                           W.E. Allbright, Jr.  President & CEO
----------------------------

                                          ALLBRIGHT:


----------------------------              -----------------------------------
                                          W. E. Allbright, Jr.
----------------------------

                                    JOINDER



      The undersigned, constituting all of the Group A Shareholders and the Group B Shareholders, hereby join in the Agreement for the purpose of agreeing to be bound by and having the benefit of the terms and conditions of Sections 2.4, 2.5, 2.6 and 2.7 of the Agreement.

                                    BANK ONE EQUITY INVESTORS, INC.

                                   By:_________________________________________
                                   Shelley G. Whittington, Vice President

                                    LOUISIANA SEED CAPITAL FUND LIMITED
                                    PARTNERSHIP

                                          By:  SOURCE CAPITAL CORPORATION
                                 General Partner

                                              By:______________________________
                                                      Kevin H. Couhig, President


                                    LOUISIANA ECONOMIC DEVELOPMENT
                                    CORPORATION

                                          By: SOURCE CAPITAL CORPORATION
                           Agent, and Attorney-in-fact
                                             By:______________________________
                                                      Kevin H. Couhig, President

                                    DEVELOPMENT CORPORATION
                                    FIRST LOUISIANA BUSINESS AND INDUSTRIAL

                                   By:__________________________________________
                                          Greg M. Naquin, President

                                    SOURCE CAPITAL CORPORATION

                                By:__________________________________________
                                         Kevin H. Couhig, President

                                     -------------------------------------------
                                    W. E. ALLBRIGHT, JR.
                                  ---------------------------------------------
                                    DARREN M. SCHMOLKE
                                  ---------------------------------------------
                                    RICHARD S. CLEMENS

                                   EXHIBIT A


                                 DEFINED TERMS



      All defined terms used in this Agreement and not specifically defined in context are as defined in this Exhibit A.

      "Accounts Receivable" means any right to payment for goods sold, leased or licensed or for services rendered whether or not it has been earned by performance, any note receivable, and any other receivable or right to payment of any nature whatsoever.

      "Acquired Assets" shall have the meaning set forth in Section 2.1 of this Agreement.

      "Asset" means any real, personal, mixed, tangible or intangible property of any nature whatsoever, including, without limitation, Real Property, Leases, Equipment, Accounts Receivable, Inventory, Permits, Intangibles and Contract Rights.

      "Assigned Value" shall have the meaning set forth in Section 2.4 of this Agreement.

      "Assumed Liabilities" shall have the meaning set forth in Section 2.3 of this Agreement.

      "Balance Sheet" shall have the meaning set forth in Section 3.4 of this Agreement.

      "Business" means the business or business conducted by the Transferor.

      "Closing" means the consummation of this Agreement.

      "Closing Date" means January 17, 1997, or such other date and time as may be mutually agreed upon by Acquiror and Transferor.

      "Common Stock" means the Parent's common stock $.001, par value.

      "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

      "Contingent Stock" means those additional shares of Common Stock to be reserved and, if the conditions of Section 2.5(b) are satisfied, issued to the Group B Shareholders.


                                Exhibit A - 1

      "Contract" means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, without limitation, any sales order, purchase order, lease, sublease, license agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, buy-sell agreement, option, warrant, subscription, call or put.

      "Contract Right" means any right, power or remedy under any Contract, including, without limitation, any right to receive goods or services or otherwise derive benefit from the payment, satisfaction or performance of another party's Obligations, and right to demand that another party accept goods or services or take any other action, and any right to pursue or exercise any remedy or option.

      "Documents" shall mean notes, bills of lading, date contracts, warehouse receipts or order for delivery of goods and also any other documents which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods its covers.

      "Employee Benefit Plan" means any bonus, severance, hospitalization, vacation, deferred compensation, pension, profit sharing, retirement, payroll savings, stock option, group insurance, death benefit or welfare plan, or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

      "Encumbrance" means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

      "Equipment" means any equipment, machinery, fixtures, furniture, leasehold improvements, vehicles, vessels, office equipment, office supplies or other tangible personal property of any nature whatsoever, but not any such item which constitutes Inventory.

      "Excluded Assets" shall have the meaning set forth in Section 2.2 of this Agreement.

      "Financial Statements" shall have the meaning set forth in Section 3.4 of this Agreement.

      "Fiscal Year" shall mean the fiscal year for the applicable entity ended December 31.

      "Group A Stock" means 160,000 shares of Common Stock.

      "Group B Stock" means 230,000 shares of Common Stock.

      "Intangible" means any name, corporate name, partnership name, fictitious name, trademark, trademark application, trade name, brand name, slogan, trade secret, know-how, patent, patent

                                Exhibit A - 2
application, copyright, copyright application, design, formula, invention, blueprint, product right, software right, license, franchise, authorization or any other intangible property of any nature whatsoever.

      "Inventory" means any raw materials, supplies, work in process, finished goods, or any other inventory of any nature whatsoever, and other items held for sale or lease in the ordinary course of business and all computer software and data systems held for sale or license in the ordinary course of business.

      "Judgment" means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any foreign, federal, state or local court, any governmental, administrative or regulatory authority, or any arbitration tribunal.

      "Law" means any provision of any law, statute, ordinance, constitution, charter, treaty, rule or regulation of any foreign, federal, state or local governmental, administrative or regulatory authority.

      "Leases" means all leases for real or personal property.

      "Lock-up Agreements" shall have the meaning set forth in Section 2.5 of this Agreement.

      "Market Price" of the Common Stock shall mean the average of the closing prices of the Common Stock's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Parent and the Transferor; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an appraiser jointly selected by the Parent and the Transferor. The determination of such appraiser will be final and binding on the Parent and the Transferor, and the fees and expenses of such appraiser will be paid by the Parent.

      "Obligation" means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

      "Parent" means Hirel Holdings, Inc., a Delaware corporation.


                                Exhibit A - 3

      "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any foreign, federal, state or local governmental, administrative or regulatory authority.

      "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperation, trust, estate, government (or any branch, subdivision or agency thereof), governmental, administrative or regulatory authority, or any other entity of any nature whatsoever.

      "Proceeding"  means  any  demand,   claim,   suit,   action,   litigation,
investigation,   study,  arbitration,   administrative  hearing,  or  any  other
proceeding of any nature whatsoever.

      "Real  Property"  means  any  real  estate,  land,  building,   structure,
improvement, fixture or other real property of any nature whatsoever, including, but not limited to fee and leasehold interests.

      "Registration Rights" shall have the meaning set forth in Section 2.5 of this Agreement.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

      "Securities Laws" Means the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Parent Act of 1940, as amended, and all state or other applicable securities laws, and all rules and regulations promulgated under each of these laws, collectively.

      "Stock" means the Group A Stock and the Group B Stock.

      "Stock Issuance Agreements" means any contracts which relate to the issuance, sale, right to purchase, redemption, pledge or other disposition of any capital stock of Transferor or any other securities or Obligations of Transferor.

      "Tax" means (a) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding Parent, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.


                                Exhibit A - 4

                                  EXHIBIT B


                               ESCROW AGREEMENT





                          To be supplied at closing.

                                Exhibit B - 1

                                  EXHIBIT C


                       TRANSFEROR'S OPINION OF COUNSEL



      1. Marine Power, Inc. ("Marine Power") is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction. Marine Power has the full power and authority to own all its Assets and to conduct the business of developing and marketing software. [
To the best of such counsel's knowledge, Marine Power has no subsidiaries.]

      2. Stock Ownership. The authorized capital stock of Marine Power consists of ________________shares of Common Stock, __________shares of Preferred Stock , ____ par value. The issued and outstanding capital stock of Marine Power consists of _____________shares of Common Stock and ____________ shares of Preferred Stock.

      All the issued and outstanding shares of capital stock of Marine Power are duly authorized, validly issued, fully paid and nonassessable. To the best of such counsel's knowledge after investigation, there are no Stock Issuance Agreements to which Marine Power is a party or by which it may be bound. No shareholders of Marine Power have preemptive rights. No shares of capital stock are held in treasury by Marine Power.

      3.    Authority and Approval.

            (a) The execution and delivery of the Agreement by Marine Power and the performance of all of Marine Power's obligations hereunder, have been duly authorized and approved by all requisite corporate action on the part of Marine Power pursuant to applicable Law. Marine Power has the power and authority to execute and deliver the Agreement and to perform all its obligations thereunder.

            (b) The Agreement and each of the other documents, instruments and agreements executed by Marine Power in connection with the Agreement constitute the valid and legally binding agreements of Marine Power, enforceable against Marine Power in accordance with their respective terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

      4. No Violations. Neither the execution, delivery nor performance of the Agreement nor any other documents, instruments or agreements executed by Marine Power in connection herewith or therewith, nor the performance or consummation or occurrence of the transactions or othermatters contemplated by any of the foregoing constitutes a violation of or default under (either

                                Exhibit C - 1
immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of Marine Power, any Judgment or any Law.

      5. Proceedings. To the best of such counsel's knowledge after investigation, Marine Power is not a party to, the subject of, or threatened with any Proceeding.

      6. Consents. To the best of such counsel's knowledge after investigation, the execution, delivery and performance by Marine Power of the Agreement and the consummation by Marine Power of the transactions contemplated thereby do not require any Consent that has not been received prior to the date hereof.



                                Exhibit C - 2

                                  EXHIBIT D


                             EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this____ day of January, 1997 by and between HIREL TECHNOLOGIES, INC., a Florida corporation ("Company"), and W.E. ALLBRIGHT, JR. ("Executive").

                                   WITNESSETH:

      WHEREAS, the Company is engaged in the development, production, sale and marinizing of internal combustion engines and fuel injection systems, and the sale and development of parts and components related thereto ("Company's Business"); and

      WHEREAS, subject to the terms and conditions hereinafter set forth, the Company desires to employ Executive, and Executive desires to be employed by the Company.

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Recitals and Exhibits. The foregoing recitals and any exhibits referred to herein and attached hereto are true and correct and are incorporated herein by this reference.

      2. Employment. In exchange for the Compensation (as hereinafter defined) and subject to the other terms and conditions hereinafter set forth, the Company hereby employs Executive to render the Executive Duties (described in Section 3 hereof) as an employee of the Company, and Executive hereby accepts such employment.

      3. Executive Duties. For purposes of this Agreement, "Executive Duties" shall mean serving the Company as a Vice-President and Chief Executive Officer of the "Marine Power Division" faithfully and diligently under the supervision and direction of the Board of Directors of the Company. Executive shall be required to devote all his business efforts, skill and abilities to the business and affairs of the Company, and shall be a full-time employee of the Company.

      4. Compensation. In exchange for the performance of Executive's duties hereunder, the Company hereby agrees to pay Executive the following
Compensation:

            (a) Base Salary. The Company shall pay Executive a gross annual base salary ("Salary") of One Hundred Thousand Dollars ($100,000). Salary shall be paid by the Company in accordance with the Company's regular payroll practices, but not less often than once every two (2) weeks.


                                  Exhibit D - 1

            (b) Bonus. In addition to the Salary described in Section 4(a), Executive shall be eligible to receive a bonus ("Bonus") for each fiscal year (which shall mean the fiscal period ended December 31) during the Term (as hereinafter defined) in which the earnings before interest, taxes, depreciation, and amortization, of the "Marine Power Division," (as hereinafter defined), as determined by the auditors for Hirel Holdings, Inc., the parent corporation of the Company ("Holdings"), in accordance with generally accepted accounting principles (the foregoing being hereinafter referred to as "EBITDA") exceeds $1,350,000. The "Marine Power Division" shall mean the business operations acquired by the Company from Marine Power, Inc. together with the fuel injection operations being presently conducted by the Company. For all purposes of this Agreement, in calculating EBITDA, no general overhead of Holdings shall be allocated to the Marine Power Division. The maximum amount of any such Bonus shall be $100,000, which shall be prorated in the event EBITDA exceeds $1,350,000 but is less than $1,800,000. For example, if EBITDA for a fiscal year during the Term is $1,575,000, the amount of Bonus for such year would be $50,000. The Bonus with respect to any particular fiscal year during the Term shall be paid by the Company to the Executive within thirty (30) days following the date on which the audited financial statements are finalized and delivered by the auditors to Holdings, but not later than thirty days after such date as the annual audited statements are required to be filed with the Securities and Exchange Commission.

            (c) Stock Option. Executive shall also be eligible to receive the option ("Options") to acquire shares of common stock of Holdings ("Stock") at an option price of $6.00 per share ("Option Price"), upon the following terms and conditions:

                  (i) Grant. As of each "Option Grant Date" (as hereinafter defined) during the Term, Executive shall be entitled to that number of Options such that the aggregate number of the Options granted shall have a maximum value of $200,000, calculated based upon the excess of the "Market Price" (as hereinafter defined) of the Stock as of the Option Grant Date over the Option Price, provided that the following conditions shall have been satisfied: (A) with respect to fiscal year 1997, the EBITDA of the Marine Power Division shall exceed $1,350,000, and prorated to the extent EBITDA during such fiscal year is less than $1,800,000; (B) with respect to fiscal year 1998, the EBITDA of the Marine Power Division shall exceed $1,350,000, and prorated to the extent EBITDA during such fiscal year is less than $2,708,000; (C) with respect to fiscal year 1999, the EBITDA of the Marine Power Division shall exceed $1,350,000, and prorated to the extent EBITDA during such fiscal year is less than $3,723,000;
(D) with respect to fiscal year 2000, the EBITDA of the Marine Power Division shall exceed $1,350,000, and prorated to the extent EBITDA during such fiscal year is less than $4,836,000; and (E) with respect to fiscal year 2001, the EBITDA of the Marine Power Division shall exceed $1,350,000, and prorated to the extent EBITDA during such fiscal year is less than $5,499,000. If during any fiscal year the EBITDA is less than $1,350,000, then no Options shall be earned with respect to such fiscal year. The "Option Grant Date" shall be the date following the end of any particular fiscal year on which the audited financial statements are finalized and delivered by the auditors to Holdings. The "Market Price" shall be equal to the mean of the closing bid and ask price for the common stock of Parent as listed on the Nasdaq market system, or any other national market system, on the day immediately prior to the applicable Option Grant Date.


                                  Exhibit D - 2

                  To illustrate the foregoing, if (i) the EBITDA of the Marine Power Division for fiscal year 1999 is $2,536,500, and (ii) the Market Price as of the Option Grant Date is $14, then Executive shall earn Options to acquire 12,500 shares of Stock. If the Market Price was $10, then the Executive would earn Options to acquire 25,000 shares of Stock.

                  (ii) Exercise. Executive may exercise any of the Options earned pursuant hereto from time to time for any or all of the Stock for which it is then exercisable by delivering written notice thereof ("Exercise Notice") to Holdings at any time prior to the earlier to occur of December 31, 2006, or 30 days following the termination of Executive for "cause" (as hereinafter defined, other than if such cause is the result of the death or Permanent Disability of Executive), which Exercise Notice shall specify the number of shares of Stock for which such exercise is made. The Option Notice shall be accompanied by the Option Price, payable by cashier's check. At the request of Allbright and provided Options shall be earned in any year, Holdings shall file a registration statement for the Stock underlying the Options at the same time it files its annual report on Form 10- K.

                  (iii) Subdivision or Combination of Stock. If Holdings at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Stock into a greater number of shares, the Option Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Option Stock obtainable upon exercise of the Option will be proportionately increased. If Holdings at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Stock into a smaller number of shares, the Option Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Stock obtainable upon exercise of the Option will be proportionately decreased.

                  (iv)  Transfer of Options.  The Options may only be
                     transferred to the Executives's estate or heirs.

                  (v) Price Protection. In the event that as of any particular Option Grant Date the Market Price of the Stock shall be equal to or less than $6.00, the obligation to grant any Options to which Executive may be entitled may be satisfied, in the discretion of the Company, by (A) issuance to Executive of shares of Stock having a value equal to the value calculated under subsection
(i) above, or (B) by payment of a bonus equal to such value. The Company shall have the right, as of any Option Grant Date, to satisfy the obligation to issue Options to Executive by payment of a bonus equal to the value calculated under subsection (i) above.

            (d) Withholding. The Company shall be entitled to deduct or withhold from all Compensation payable hereunder all amounts required to be deducted or withheld from Compensation pursuant to state or federal law.





                                  Exhibit D - 3

            (e)   Other Benefits.

                  (i) Fringe Benefits. Executive shall be eligible to participate, on the same basis and subject to the same qualifications as the other executives of the Company, in all other employee benefits made available to Executives of the Company, including any pension, profit-sharing plan, life, health, medical, dental, hospitalization or surgical insurance plan or policy, and any vacation or fringe benefit plans or programs, whether now existing or hereafter established.

                  (ii)  Expense  Reimbursement.  It  is  contemplated  that,  in connection with his employment hereunder, Executive may incur business, entertainment and travel expenses. The Company agrees to reimburse Executive in full for all reasonable, ordinary and necessary business, entertainment and other related expenses, including travel expenses, incurred or expended by him incident to the performance of his duties hereunder, and incurred or expended in accordance with the Company's policies with respect to such expenses, upon submission by Executive to the Company of such vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Company or its independent certified public accountants.

                  (iii) Vacation. It is understood and agreed by the parties hereto that during the term of Executive's employment hereunder he shall be entitled to three weeks of paid annual vacation (taken consecutively or in segments). Unused vacation time in any year shall not be carried over to any subsequent year.

      5. Term. This Agreement shall commence on the date hereof and shall continue to be in effect until December 31, 2001 ("Term"), unless terminated prior to the end of the Term in accordance with Section 6 of this Agreement.

      6.    Termination By Company.

            (a) The Company shall have the right to terminate the employment of Executive for cause immediately upon written notice to Executive. For purposes of this Agreement, "cause" shall mean the occurrence of any of the following, each of which shall be deemed a breach of this Agreement:

                   (i) Executive's failure (other than as a result of illness or mental or physical disability), within fifteen (15) days after written notice from the Company, to cure any material breach of the Executive Duties or his other obligations under this Agreement;

                  (ii)  Executive's death;

                  (iii) Executive's negligence in the performance of the Executive Duties or otherwise that has resulted in a material loss to the
 Company;


                                  Exhibit D - 4

                  (iv) Executive's commission of any act of corporate theft, misappropriation of funds, breach of duty as an officer of the Company or other willful misconduct, act of dishonesty or intentional harm against or to the Company;

                   (v)  Executive's conviction of or pleading nolo contendere to any felony;

                  (vi) Executive's failure to perform his duties hereunder on account of an incapacitating physical or mental condition for one hundred twenty
(120) or more work days in any six (6) month period ("Permanent Disability"). If there is any dispute as to whether the Executive has suffered a permanent disability, the Executive shall submit to an examination by a physician whose selection shall be agreed upon by both the Executive and the Company, and whose determination shall be determinative of the issue; or

                  (vii) Executive's failure to abide by the Company's written policies or procedures, including, but not limited to, the Company's policy against sexual harassment and discrimination.

            In the event the Company elects to terminate Executive's employment hereunder as set forth above, the Company shall give written notice to such effect to Executive, which notice shall describe in reasonable detail the actions of Executive constituting cause.

            (b) In the event that the Company shall terminate Executive for any reason other than for cause as set forth in Section 6(a) above, Executive shall be entitled to the compensation set forth in Section 4 hereof through the remainder of the Term, notwithstanding that Executive shall no longer be employed by the Company.

      7.    Confidential Information and Competition.

            (a) Confidential Information. Executive hereby acknowledges that he will or may be making use of, acquiring and adding to confidential information of a special and unique nature and value affecting and relating to the Company and its operations, including, but not limited to, the Company's Business, the identity of the Company's customers and suppliers, prices paid by the Company for inventory, its business practices, marketing strategies, expansion plans, the Company's contracts, business records and other records, the Company's trade secrets, inventions, techniques used in the Company's Business, know-how and technologies, whether or not patentable, and other similar information relating to the Company and the Company's Business (all the foregoing regardless of whether same was known to Executive prior to the date hereof or is or becomes known to third parties is hereinafter referred to collectively as "Confidential Information"). Executive further recognizes and acknowledges that all Confidential Information is the exclusive property of the Company, is material and confidential, and greatly affects the legitimate business interests, goodwill and effective and successful conduct of the business of the Company. Accordingly, Executive hereby covenants and agrees that he will use the Confidential Information only for the benefit of the Company and shall not at any time, directly or indirectly, either during the Term of this Agreement or afterward, divulge, reveal or communicate any Confidential Information to any person, firm,

                                  Exhibit D - 5
corporation or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others.

            (b) Competition. Executive hereby acknowledges and agrees that the Company would suffer irreparable injury if Executive competes with the Company. As a material inducement to the Company to enter into this Agreement, Executive hereby covenants and agrees that, unless the Company and its successors and assigns shall cease to engage in the Company's Business, he shall not:

                  (i) during the period beginning on the date hereof and continuing until one (1) year following the date of the termination of Executive's employment hereunder, directly or indirectly, operate, organize, maintain, establish, manage, own, participate in, or in any manner whatsoever, individually or through any corporation, firm or organization of which he shall be affiliated in any manner whatsoever, have any interest in, whether as owner, operator, partner, stockholder, director, trustee, officer, lender, employee, principal, agent, consultant or otherwise, any other business or venture in any county or city anywhere in the world where the Company does business at the time of termination of employment, which engages in the Business or is otherwise in competition with the Company or any assigns of the Company, unless such activity shall have been previously agreed to in writing by the Company and its successors and assigns;

                  (ii) during the period beginning on the date hereof and continuing until three (3) years following the date of the termination of Executive's employment hereunder, directly or indirectly, divert business from the Company or its successors or assigns, or solicit business from, divert the business of, or attempt to convert to other methods of using the same or similar services as are provided by the Company, any client or account of the Company; or

                   (iii)during the period beginning on the date hereof and continuing until three (3) years following the date of the termination of Executive's employment hereunder, directly or indirectly, solicit for employment, employ or otherwise engage the services of, any employees or consultants of the Company or its successors or assigns.

            (c) Injunction and Attorney's Fees. In view of the irreparable injury of the Company that would result from a breach or threatened breach of Executive of the covenants or agreements under Sections 7 (a) or (b) hereof, and because there is not an adequate remedy at law to protect the Company from the ongoing breach of those covenants, Executive acknowledges that a permanent injunction is an appropriate remedy for such a breach or threatened breach. These remedies shall be in addition to and not in limitation of any other rights or remedies to which the Company is or may be entitled at law or in equity under this Agreement. Executive further agrees that in the event the Company incurs any fees or costs in order to enforce the provisions of Sections 7 (a) and (b) hereof and the Company prevails in such enforcement, Executive shall pay all fees and costs so incurred by the Company, including, but not limited to, reasonable attorneys' and paralegals' fees at all trial and appellate levels.


                                  Exhibit D - 6

            (d) Reasonableness of Restrictions. Executive has carefully read and considered the provisions of Sections 7 (a), (b) and (c) hereof and, having done so, agrees that the covenants set forth in those Sections are fair and reasonable and are reasonably required to protect the legitimate business interests of the Company. Executive agrees that the covenants set forth in Sections 7 (a), (b) and (c) hereof do not unreasonably impair the ability of Executive to conduct any unrelated business or to find gainful work in his field. The parties hereto agree that if a court of competent jurisdiction holds any of the covenants set forth in Sections 7 (a) or (b) unenforceable, the court shall substitute an enforceable covenant that preserves, to the maximum lawful extent, the scope, duration and all other aspects of the covenants deemed unenforceable, and that the covenant substituted by the court shall be immediately enforceable against Executive. The foregoing shall not be deemed to affect the right of the parties hereto to appeal any decision by a court concerning this Agreement.

            (e) Survival. This Section 7 shall survive the termination of this Agreement and Executive's employment hereunder.

      8.    Rights to Inventions, Patents and Copyrights.

            (a) Executive shall promptly disclose in writing to the Company: all ideas, inventions, discoveries, devices, machines, apparatus, methods, compositions, know-how, works, processes and improvements to any thereof, whether or not patentable or copyrightable, that he may conceive, make, develop, invent, reduce-to-practice, author or discover, whether solely or jointly or commonly with others, during his employment with the Company, or within one calendar year following the termination of his employment with the Company, which relates to the business of the Company at the time of termination (the items specified in this Section 8(a) are hereinafter collectively referred to as "Inventions"). All Inventions are the sole and exclusive property of the Company.

            (b) Executive shall promptly assign, transfer and set over unto the Company, its successors and assigns, all of his rights, title and interest in and to all Inventions, all applications for Letters Patent or Copyrights, foreign and domestic, which have or may be filed on such Inventions, all divisionals, continuations, continuations-in-part, stream-line continuations, substitutions, refiles, derivatives, and extensions thereof, all Copyrights, all Letters Patent of the United States and its territorial possessions and all Letters Patent of foreign countries which may be granted therefor, and all reexaminations and reissues of said Letters Patent, including the subject matter of any and all claims which may be obtained in every such domestic and foreign patent, the same to be held and enjoyed by the Company for its own and exclusive use and advantage, and for the exclusive use and advantage of its successors, assigns and other legal representatives, to the full end of the term or terms for which said Copyrights and Letters Patent of the United States, territories and foreign countries are or may be granted, reexamined or reissued, as fully and entirely as the same would have been held and enjoyed by Executive, if the assignment had not been made.

            (c) During and subsequent to the Term hereof, Executive authorizes and requests the Commissioner of Patents to issue to the Company all Letters Patent of the United States on all Inventions and on all divisionals, continuations, continuations-in-part, stream-line continuations,

                                  Exhibit D - 7
substitutions, refiles, derivatives, extensions, reexaminations and reissues thereof, and hereby covenants that he has not executed and will not execute any agreement in conflict therewith.

            (d) Executive further covenants and agrees that he will, during and subsequent to the Term hereof, without demanding any further consideration therefor, at any time, upon request, execute, or cause to be executed, and deliver any and all papers that may be necessary or desirable to perfect the title to any Invention and to such Letters Patent and Copyrights as may be granted therefor, in the Company, its successors, assigns or other legal representatives, and that if the Company, its successors, assigns, or other legal representatives shall desire to file any divisional, continuation, continuation-in-part, stream-line continuation, substitute, refile, extension, reexamination, reissue, or derivative application, or to secure a reissue or reexamine of such Letters Patent, or to file a disclaimer relating thereto, Executive will upon request, sign, or cause to be signed, all papers, make or cause to be made all rightful oaths, and do all lawful acts requisite for the filing for reissue and procuring thereof, and for filing of such disclaimer.

            (e) Executive does further covenant and agree, that he will, at any time during and subsequent to the Term hereof, upon request, communicate to the Company, its successors, assigns, or other legal representatives, such facts relating to the Inventions, Letters Patent and Copyrights or to the history thereof, as may be known to him, and testify, at the Company's expense, as to the same in any interference or other litigation or proceeding in which Executive is not a party and does not have an interest when requested to do so.

      9. Restrictions on Conflicts. Executive hereby agrees that except as set forth herein or agreed to in writing by the Board of Directors of the Company, the Company shall not transact any business with any entity in which either the Executive, any relative of Executive or any spouse of such relative is a shareholder, partner, officer, director or employee. The Company acknowledges that it is anticipated to transact business with Commercial Marine, Inc., a corporation in which Executive is a controlling shareholder ("CMI"). Executive acknowledges and agrees that all transactions with CMI shall be on prices and terms no more beneficial than generally available to other customers of the Company. In the event that CMI shall fail to pay any accounts receivable to the Company when due, Executive shall immediately notify the Company of such past due account receivable. The Company shall have the right to enforce any rights of the Company against CMI, and Executive agrees that no such action by the Company in the enforcement of the rights of the Company with respect to CMI shall form the basis of any claim by Executive that Executive's employment has been terminated without cause.

      10.   Miscellaneous.

            (a) Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given only upon hand delivery thereof or upon the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


                                  Exhibit D - 8

            To Company:         Hirel Technologies, Inc.
                                650 Southwest 16th Terrace
                                Pompano Beach, FL 33069

            To Executive:       W.E. Allbright, Jr.
                                17506 Marine Power Industrial Park
                                Ponchatoula, Louisiana 70454

or to such other address or such other person as any party shall designate, in writing, to the other for such purposes and in the manner hereinabove set forth.

            (b) Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to Executive's employment, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.

            (c) Binding Effect; No Assignment. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other party. Any assignment or delegation of duties in violation of this provision shall be null and void.

            (d)  Amendment.   The  parties  hereby  irrevocably  agree  that  no
attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

            (e) No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

            (f) Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

            (g) Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

            (h) Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.


                                  Exhibit D - 9

            (i) Governing Law. This Agreement shall be construed in accordance with the laws of the State of Louisiana.

            (j) Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

            (k) No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

            (l) Provisions Severable. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

            (m) Litigation. If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

            (n) Representation by Executive. Executive hereby represents and warrants that he is not a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment with the Company in accordance with the terms and conditions of this Agreement.


                                 Exhibit D - 10

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


WITNESSES:                                COMPANY:

                                          HIREL TECHNOLOGIES, INC., a
                                          Florida corporation


                                          By:




                                          EXECUTIVE:



                                          W. E. Allbright, Jr.



                                     JOINDER

      The undersigned hereby joins in this Agreement for the sole and exclusive purpose of agreeing to be bound by the terms and conditions of Section 4(c) hereof.

                                          HIREL HOLDINGS, INC., a
                                          Delaware corporation


                                          By:




                                 Exhibit D - 11

                                    EXHIBIT E


                          ACQUIROR'S OPINION OF COUNSEL



      1. Hirel Technologies, Inc. (the "Company"), has been duly incorporated and organized and is validly existing and in good standing under the laws of the State of Florida. Hirel Holdings, Inc. (the "Parent"), has been duly incorporated and organized and is validly existing and in good standing under the laws of the State of Delaware.

      2. The Company and Parent each have all necessary corporate power and authority to enter into and perform their respective obligations under the Acquisition Agreement.

      3. The Acquisition Agreement and any documents related thereto to which the Company or Parent is a party have been duly authorized, executed and delivered by the Company and Parent, and each such agreement is a valid and binding obligation of the Company and Parent, enforceable in accordance with its terms (may include standard bankruptcy and equitable remedies exceptions).

      4. The certificates representing the Common Stock issued at the Closing have been duly authorized, executed and delivered by Parent, such Common Stock has been validly issued and is outstanding, fully paid and nonassessable, and there are no statutory, or, to the best of our knowledge, contractual, preemptive rights of stockholders or rights of first refusal with respect to the issuance of such Common Stock which have not been waived.


                                  Exhibit E - 1

                                    EXHIBIT F


                                  BILL OF SALE



      Know All Men by These Presents, that MARINE POWER, INC., a
Louisiana corporation with its principal place of business in the City of Ponchatoula, in the Parish of Tangipahoa and State of Louisiana, party of the first part, for and in consideration of the sum of TEN DOLLARS ($10.00) lawful money of the United States, to it paid by HIREL TECHNOLOGIES, INC., a Florida corporation, party of the second part, the receipt whereof is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto the said party of the second part, its successors and assigns, the following goods and chattels:

            The "Acquired Assets" as defined in that certain Plan of Reorganization dated as of January 16, 1997 by and between the party of the first part, the party of the second part, as well as W.E. Allbright, Jr. and Hirel Holdings, Inc., including but not limited to the assets identified in Exhibit A attached hereto.

      To Have and to Hold the same unto the said party of the second part, its successors and assigns forever.

      And the party of the first part does, for itself and its successors and assigns, covenants to and with the said party of the second part, its successors and assigns, that it is the lawful owner of the said assets; that they are free from all encumbrances; that it has good right to sell the same aforesaid, and that it will warrant and defend the sale of the said property, goods and chattels hereby made, unto the said party of the second part and its successors and assigns against the lawful claims and demands of all persons whomsoever.


                                  Exhibit F - 1

      In Witness Whereof, the party of the first part, by and through its undersigned authorized representative, has hereunto set its hand and seal this day of January, one thousand nine hundred and ninety-seven.


Signed, sealed and delivered in presence of:

                         MARINE POWER, INC., a Louisiana
                                            corporation

__________________________________    By: ___________________________________
Witness                                   W.E. Allbright, Jr.
__________________________________   Its: President
Printed Name
----------------------------------
Witness
----------------------------------
Printed Name



STATE OF ______________ )
                        )  SS:
PARISH OF ____________ )

      I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by W.E.
Allbright, Jr. , who is personally known to me or who has produced as identification.

      WITNESS my hand and official seal in the County and State last aforesaid this day of , 199 .



                                    Notary Public
                                    State of ____________


                 Typed, printed or stamped name of Notary Public
My Commission Expires:


                                  Exhibit F - 2